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                                                                EXHIBIT 10(rr)
                                                             EXECUTION VERSION

                             TRANSACTION AGREEMENT

                                 by and among

                   AKZO NOBEL CHEMICALS INTERNATIONAL B.V.,

                          AKZO NOBEL CHEMICALS INC.,

                               AKZO NOBEL N.V.,

                             FLEXSYS HOLDING B.V.,

                              FLEXSYS AMERICA LP,

                         FLEXSYS RUBBER CHEMICALS LTD.

                                      and

                                 SOLUTIA INC.

                                  dated as of

                             [________] [__], 2007

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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I TRANSFER OF ACQUIRED INTERESTS......................................1

   Section 1.1      Sale and Purchase of the Acquired Interests...............1
   Section 1.2      Consideration.............................................2
   Section 1.3      The Closing...............................................2
   Section 1.4      Determination and Allocation of Initial Purchase Price....4
   Section 1.5      Post-Closing Adjustment...................................5
   Section 1.6      Further Assurances........................................7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE AKZO NOBEL ENTITIES..........7

   Section 2.1      Ownership of the Acquired Interests.......................7
   Section 2.2      Organization..............................................8
   Section 2.3      Authorization, Etc........................................8
   Section 2.4      No Approvals or Conflicts.................................8
   Section 2.5      No Brokers' or Other Fees.................................9
   Section 2.6      Affiliate Agreements......................................9
   Section 2.7      No Other Representations or Warranties....................9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY ENTITIES...........10

   Section 3.1      Organization.............................................10
   Section 3.2      Authorization, Etc.......................................10
   Section 3.3      No Approvals or Conflicts................................10
   Section 3.4      Financial Capacity.......................................11
   Section 3.5      No Brokers' or Other Fees................................11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SOLUTIA.........................11

   Section 4.1      Organization.............................................11
   Section 4.2      Authorization, Etc.......................................11
   Section 4.3      No Approvals or Conflicts................................12
   Section 4.4      Financial Capacity.......................................12
   Section 4.5      No Brokers' or Other Fees................................13

ARTICLE V CONDITIONS TO THE OBLIGATIONS OF THE AKZO NOBEL ENTITIES...........13

   Section 5.1      Representations and Warranties...........................13
   Section 5.2      Performance..............................................13
   Section 5.3      Officer's Certificate....................................13
   Section 5.4      Consents and Approvals; Competition Laws.................13
   Section 5.5      Bankruptcy Approvals.....................................13
   Section 5.6      No Injunction............................................13
   Section 5.7      Certain Transaction Documents............................14
   Section 5.8      Kashima Transaction......................................14


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ARTICLE VI CONDITIONS TO THE OBLIGATIONS OF THE BUYER ENTITIES...............14

   Section 6.1      Representations and Warranties...........................14
   Section 6.2      Performance..............................................14
   Section 6.3      Officer's Certificates...................................14
   Section 6.4      Consents and Approvals; Competition Laws.................14
   Section 6.5      Bankruptcy Approvals.....................................14
   Section 6.6      No Injunction............................................15
   Section 6.7      No Material Adverse Change...............................15
   Section 6.8      Financing................................................15
   Section 6.9      Certain Transaction Documents............................15
   Section 6.10     Kashima Transaction......................................15

ARTICLE VII COVENANTS AND AGREEMENTS.........................................15

   Section 7.1      Conduct of Business by the Company Entities;
                    Legacy Transaction Costs.................................15
   Section 7.2      Access to Books and Records; Cooperation.................16
   Section 7.3      Filings and Consents.....................................17
   Section 7.4      Cooperation..............................................18
   Section 7.5      Tax Matters..............................................18
   Section 7.6      Employees; Benefit Plans.................................19
   Section 7.7      Labor Matters............................................20
   Section 7.8      Covenant to Satisfy Conditions...........................21
   Section 7.9      Termination of Affiliate Agreements......................21
   Section 7.10     Noncompetition; No Hire..................................21
   Section 7.11     Financing................................................23
   Section 7.12     Disentanglement Transactions and Continuing Services.....23
   Section 7.13     Bankruptcy Filings, Covenants and Agreements.............25
   Section 7.14     Updates; Changes in Circumstance.........................25
   Section 7.15     Termination of Joint Venture Agreement...................25
   Section 7.16     Cooperation with Joint Defense Proceedings...............26
   Section 7.17     Transferred Intellectual Property........................27

ARTICLE VIII TERMINATION.....................................................27

   Section 8.1      Termination..............................................27
   Section 8.2      Procedure and Effect of Termination......................28

ARTICLE IX INDEMNIFICATION...................................................29

   Section 9.1      Indemnification by the Akzo Nobel Entities...............29
   Section 9.2      Indemnification by the Buyer Entities....................30
   Section 9.3      Indemnification Calculations.............................31
   Section 9.4      Survival.................................................32
   Section 9.5      Notice and Opportunity to Defend.........................32
   Section 9.6      Environmental Indemnification............................33
   Section 9.7      Payment..................................................40
   Section 9.8      Investigation............................................41
   Section 9.9      Exclusive Remedy.........................................41

                                      2

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ARTICLE X MISCELLANEOUS......................................................41

   Section 10.1     Fees and Expenses........................................41
   Section 10.2     Governing Law............................................41
   Section 10.3     Amendment................................................42
   Section 10.4     No Assignment............................................42
   Section 10.5     Waiver...................................................42
   Section 10.6     Notices..................................................42
   Section 10.7     Complete Agreement.......................................44
   Section 10.8     Counterparts.............................................44
   Section 10.9     Publicity................................................44
   Section 10.10    Interpretive Provisions..................................44
   Section 10.11    Headings.................................................54
   Section 10.12    Severability.............................................54
   Section 10.13    No Third Party Beneficiaries.............................54
   Section 10.14    Dispute Resolution.......................................54
   Section 10.15    CONSENT TO JURISDICTION..................................55
   Section 10.16    WAIVER OF JURY TRIAL.....................................55
   Section 10.17    Specific Enforcement.....................................56

                                      3

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                            SCHEDULES AND EXHIBITS

SCHEDULES
---------

Schedule 1.4(a)(i)      --  Company Indebtedness
Schedule 1.4(a)(iv)(A)  --  Company Transaction Costs
Schedule 1.4(a)(iv)(B)  --  Legacy Transaction Costs
Schedule 2.1            --  Ownership of the Acquired Interests
Schedule 2.4            --  No Approvals or Conflicts
Schedule 2.6            --  No Transactions with Affiliates
Schedule 3.3            --  No Approvals or Conflicts
Schedule 4.3            --  No Approvals or Conflicts
Schedule 5.4            --  Consents and Approvals
Schedule 6.4            --  Consents and Approvals
Schedule 7.6(c)         --  Pension/OPEB Liability Methodologies and Assumptions
Schedule 7.9            --  Continuing Affiliate Agreements
Schedule 7.12(a)        --  Disentanglement Transactions
Schedule 7.12(c)        --  Continuing Services
Schedule 7.16           --  Joint Defense Proceedings
Schedule 7.17           --  Transferred Intellectual Property
Schedule 9.6(a)         --  Facilities
Schedule 9.6(b)(i)      --  Phase II Sites
Schedule 9.6(b)(ii)     --  Site with Pre-Existing Conditions
Schedule 10.10(a)       --  Rubber Chemicals

                                      4

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DEFINED TERMS                                                SECTIONS

Acquired Interests...........................................Recitals
Affiliate Agreement..........................................Section 2.6
Affiliate(s).................................................Section 10.10(a)
After-Acquired Facilities....................................Section 9.6(a)
Agreement....................................................Preamble
Akzo Nobel...................................................Preamble
Akzo Nobel Contributed Facilities............................Section 10.10(a)
Akzo Nobel Entities .........................................Preamble
Akzo Nobel Netherlands Participants..........................Section 7.6(b)
Akzo Nobel Netherlands Pension Plan..........................Section 7.6(b)
Allocation Schedule..........................................Section 1.4(c)
ANC..........................................................Preamble
ANCI.........................................................Preamble
Appraisal....................................................Section 7.5(a)
Approval Orders..............................................Section 10.10(a)
Approved Response Action.....................................Section 9.6(d)(ii)
Assumed Legacy Cost..........................................Section 7.1(b)
Bankruptcy and Equity Exception..............................Section 2.3
Bankruptcy Code..............................................Section 10.10(a)
Bankruptcy Court.............................................Section 10.10(a)
Basket.......................................................Section 9.1(b)(i)
Business Day ................................................Section 10.10(a)
Buyer Entities...............................................Preamble
Buyer Indemnified Persons....................................Section 9.1(a)
Cap..........................................................Section 9.1(b)(ii)
Cash ........................................................Section 10.10(a)
CERCLA ......................................................Section 10.10(a)
Chapter 11 Cases ............................................Section 10.10(a)
Chemetall Acquisition Costs..................................Section 10.10(a)
Closing......................................................Section 1.3(a)
Closing Date.................................................Section 1.3(a)
Closing Date Cash Amount.....................................Section 10.10(a)
Closing Date Indebtedness Amount.............................Section 10.10(a)
Closing Statement............................................Section 1.5(a)
Company Divestiture..........................................Section 9.6(e)
Company Divestiture Buyer....................................Section 9.6(e)
Company Divestiture Sellers..................................Section 9.6(e)
Company Financing Amount.....................................Section 3.4
Company Employees ...........................................Section 10.10(a)
Company Entities.............................................Preamble
Company Indebtedness.........................................Section 10.10(a)
Company Indemnified Persons..................................Section 9.1(a)
Company Netherlands Pension Plan.............................Section 7.6(b)

                                      5

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DEFINED TERMS                                                SECTIONS

Company Subsidiaries.........................................Section 10.10(a)
Company Transaction Costs....................................Section 10.10(a)
Competing Business...........................................Section 7.10(a)
Competition/Investment Law...................................Section 2.4
Completion Deadline..........................................Section 9.6(b)(i)
Conclusive Closing Statement.................................Section 1.5(c)
Conclusive Initial Purchase Price Statement..................Section 1.4(b)
Consent......................................................Section 10.10(a)
Construction Activities......................................Section 9.6(d)(vi)
Consultant Retention Deadline................................Section 9.6(b)(i)
Controlling Interest.........................................Section 10.10(a)
Continuing Affiliate Agreement...............................Section 7.9
Continuing Services Facilities...............................Section 9.6(a)
DIP Approval Order...........................................Section 10.10(a)
DIP Financing Agreement......................................Section 10.10(a)
Disentanglement Cost.........................................Section 7.12(a)
Disentanglement Transaction(s)...............................Section 7.12(a)
Disentanglement Transaction Documents........................Section 7.12(a)
Dispute......................................................Section 10.14
Disputed Items...............................................Section 1.5(b)
Effective Time...............................................Section 10.10(a)
Encumbrance..................................................Section 10.10(a)
Environmental Laws...........................................Section 10.10(a)
Environmental Liabilities....................................Section 9.6(d)
Equity Interests.............................................Section 10.10(a)
Estimated Closing Date Cash Amount...........................Section 1.4(a)
Estimated Closing Date Indebtedness Amount...................Section 1.4(a)
Estimated Company Transaction Amount.........................Section 1.4(a)
Estimated Legacy Transaction Amount..........................Section 1.4(a)
Exhaustion of Solvay Remedies................................Section 9.6(f)
Field of Agreement...........................................Section 10.10(a)
Final Closing Date Cash Amount...............................Section 1.5(a)
Final Closing Date Company Transaction Amount................Section 1.5(a)
Final Closing Date Indebtedness Amount.......................Section 1.5(a)
Final Closing Date Legacy Transaction Amount.................Section 1.5(a)
Final Order..................................................Section 10.10(a)
Financing Amount.............................................Section 3.4
Flexsys America..............................................Preamble
Flexsys Change of Control....................................Section 10.10(a)
Flexsys Holding..............................................Preamble
Flexsys UK...................................................Preamble
GAAP.........................................................Section 10.10(a)
Governing Documents..........................................Section 10.10(a)
Governmental Authority.......................................Section 10.10(a)

                                      6

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DEFINED TERMS                                                SECTIONS

Governmental Order...........................................Section 5.6
Hazardous Materials..........................................Section 10.10(a)
Incentive Plan(s)............................................Section 10.10(a)
Indebtedness.................................................Section 10.10(a)
Indemnity Claim..............................................Section 9.3(a)
Indemnified Party............................................Section 9.3(a)
Indemnifying Party...........................................Section 9.3(a)
Independent Pension Consultant...............................Section 10.10(a)
Initial Purchase Price.......................................Section 1.2(a)
Initial Purchase Price Statement.............................Section 1.4(a)
Intellectual Property........................................Section 10.10(a)
Intellectual Property Assignment Documents...................Section 10.10(a)
Intercompany Debt............................................Section 10.10(a)
Internal Revenue Code........................................Section 10.10(a)
Joint Defense Proceedings....................................Section 7.16(b)
Joint Venture Agreement......................................Section 10.10(a)
Kashima Purchase Agreements..................................Section 10.10(a)
Law .........................................................Section 10.10(a)
Legacy Transaction Costs.....................................Section 10.10(a)
Losses.......................................................Section 9.1(a)(i)
Master Operating Agreement...................................Section 10.10(a)
Material Adverse Effect......................................Section 10.10(a)
Minimum Claim Amount.........................................Section 9.1(b)(i)
Model Procedure..............................................Section 10.14(a)
Netherlands Pension Transfer Date............................Section 7.6(b)
Neutral Arbitrator...........................................Section 1.5(c)
Other Parties................................................Section 7.16(a)
Outside Date.................................................Section 8.1(b)
Paid Legacy Cost.............................................Section 7.1(b)
Pension/OPEB Plans...........................................Section 10.10(a)
Person.......................................................Section 10.10(a)
Phase II Conditions..........................................Section 9.6(d)(iii)
Phase II Environmental Investigations........................Section 7.2(c)
Phase II Facilities..........................................Section 9.6(b)(i)
Post-Closing Tax Period......................................Section 10.10(a)
Post-Closing Tax Period Liabilities..........................Section 10.10(a)
Post-Closing Taxes...........................................Section 10.10(a)
PPD2 Litigation..............................................Section 10.10(a)
Pre-Closing Tax Period.......................................Section 10.10(a)
Pre-Closing Tax Period Liabilities...........................Section 10.10(a)
Pre-Closing Taxes............................................Section 10.10(a)
Preliminary Allocation.......................................Section 9.6(a)(ii)
Proceeding...................................................Section 10.10(a)
Purchase Price Adjustment Amount.............................Section 1.5(d)

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DEFINED TERMS                                                SECTIONS

Purchase Price Component(s)..................................Section 1.4(a)
Release......................................................Section 10.10(a)
Remedial Actions.............................................Section 10.10(a)
Representative(s)............................................Section 7.2(a)
Resolution Period............................................Section 1.5(b)
Rubber Chemicals.............................................Section 10.10(a)
Rubicon Litigation...........................................Section 10.10(a)
Sellers......................................................Preamble
Seller Indemnified Persons...................................Section 9.2(a)
Services Agreement...........................................Section 10.10(a)
Solutia......................................................Preamble
Solutia Contributed Facilities...............................Section 10.10(a)
Solutia Financing Amount.....................................Section 4.4
Solutia Indemnified Persons..................................Section 9.1(a)
Solvay Recovery..............................................Section 9.6(a)(ii)
Straddle Period..............................................Section 10.10(a)
Straddle Period Taxes........................................Section 10.10(a)
Subsidiary...................................................Section 10.10(a)
Tax..........................................................Section 10.10(a)
Tax Benefit..................................................Section 9.3(a)
Tax Return...................................................Section 10.10(a)
Termination Agreement........................................Section 10.10(a)
Territory....................................................Section 7.10(a)
Third Party Claim............................................Section 9.5(b)
Time and Dollar Limitations..................................Section 9.6(e)
Transaction Approval Order...................................Section 10.10(a)
Transaction Documents........................................Section 10.10(a)
Transactions.................................................Section 10.10(a)
Transfer Taxes...............................................Section 7.5(b)
Transferred Employees........................................Section 10.10(a)
Transferred Intellectual Property............................Section 10.10(a)
Transition Services Agreement................................Section 10.10(a)
Treasury Regulations.........................................Section 10.10(a)
UK Pension Plan..............................................Section 10.10(a)
Underfunded Pension/OPEB Amount..............................Section 10.10(a)
Voluntary Actions............................................Section 9.6(d)(iii)

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                             TRANSACTION AGREEMENT

                  This Transaction Agreement (this "Agreement"), dated as of
                                                    ---------
[________], 2007, is entered into by and among Akzo Nobel Chemicals International B.V., a private limited liability company formed under the laws of the Netherlands ("ANCI"), Akzo Nobel Chemicals Inc., a corporation formed
                     ----
under the laws of Delaware ("ANC" and, together with ANCI, the "Sellers"),
                             ---                                -------
Akzo Nobel N.V., a public limited liability company formed under the laws of the Netherlands ("Akzo Nobel" and, together with ANCI and ANC, the "Akzo Nobel
                  ----------                                        ----------
Entities"), Flexsys Holding B.V., a private limited liability company formed
--------
under the laws of the Netherlands ("Flexsys Holding"), Flexsys America LP, a
                                    ---------------
limited partnership formed under the laws of Delaware ("Flexsys America"),
                                                        ---------------
Flexsys Rubber Chemicals Ltd., a private limited company formed under the laws of England and Wales ("Flexsys UK" and, together with Flexsys Holding and
                       ----------
Flexsys America, the "Company Entities"), and Solutia Inc., a corporation
                      ----------------
formed under the laws of Delaware ("Solutia" and, together with the Company
                                    -------
Entities, the "Buyer Entities"). Certain capitalized terms used herein are
               --------------
defined in Section 10.10(a).
           ----------------

                                   RECITALS

                  WHEREAS, the Sellers own the Equity Interests in each of the Company Entities as set forth on Schedule 2.1 to this Agreement (such Equity
                                 ------------
Interests, collectively, the "Acquired Interests");
                              ------------------

                  WHEREAS, the Sellers wish to sell, and the Company Entities wish to acquire, the Acquired Interests, upon the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, it is a condition to the closing of the Transactions and the other Transaction Documents that, among other things, the transactions contemplated by the Kashima Purchase Agreements shall have been consummated in accordance with the terms of the Kashima Purchase Agreements;

                  NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                  ARTICLE I

                        TRANSFER OF ACQUIRED INTERESTS

                  SECTION 1.1 SALE AND PURCHASE OF THE ACQUIRED INTERESTS. On
                              -------------------------------------------
the Closing Date and subject to the terms and conditions set forth in this
Agreement:

                     (a) ANCI shall sell, transfer, convey and deliver to Flexsys Holding, and Flexsys Holding shall repurchase from ANCI, all of the outstanding shares of ordinary shares and preferred shares of Flexsys Holding owned by ANCI, free and clear of all Encumbrances;



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                     (b) ANC shall sell, transfer, convey and deliver to
Flexsys America, and Flexsys America shall repurchase from ANC, all of the outstanding partnership interests in Flexsys America owned by ANC, free and clear of all Encumbrances; and

                     (c) ANCI shall sell, transfer, convey and deliver to Flexsys UK, and Flexsys UK shall lawfully repurchase from ANCI, in accordance with the United Kingdom Companies Act 1985 (as amended) and in accordance with the articles of association of Flexsys UK, all of the issued ordinary shares of Flexsys UK owned by ANCI, free and clear of all Encumbrances.

                  SECTION 1.2 CONSIDERATION.
                              -------------

                     (a) As used in this Agreement, "Initial Purchase Price"
                                                     ----------------------
shall mean an amount determined based on the following formula:

                        (i) $212,500,000.00;

                        (ii) minus 50% of each of the Underfunded Pension/OPEB
                             -----
         Amounts for each Pension/OPEB Plan, as determined in accordance with Section 7.6(c);
         -------------------

                        (iii) minus 50% of each of (A) the Estimated Closing
                              -----
         Date Indebtedness Amount of each Company Entity and its Subsidiaries and (B) the Estimated Legacy Transaction Amount of each Company Entity and its Subsidiaries, as determined in accordance with
         Section 1.4;
         -----------

                        (iv) plus 50% of the Estimated Company Transaction
                             ----
         Amount, as determined in accordance with Section 1.4; and
                                                  -----------

                        (v) plus 50% of the Estimated Closing Date Cash Amount
                            ----
         of each Company Entity and its Subsidiaries.

                     (b) On the Closing Date and subject to the terms and conditions set forth in this Agreement, in consideration of the sale, transfer, conveyance and delivery of the Acquired Interests to the Company Entities, as applicable, each Company Entity shall pay to the applicable Seller the allocable portion of the Initial Purchase Price as shown on the Allocation Schedule prepared by the parties pursuant to Section 1.4(c) hereto
                                                        --------------
by wire transfer of immediately available funds to the accounts designated by the Sellers by notice to the Buyer Entities not less than two (2) Business Days prior to the Closing Date.

                     (c) Each party agrees that neither it nor any of its Affiliates will take any position inconsistent with the allocations set forth on the Allocation Schedule on any financing statement, Tax Return, Tax filing or in any other matter related to Taxes.

                  SECTION 1.3 THE CLOSING.
                              -----------

                     (a) Closing. Unless this Agreement shall have been
                         -------
terminated and the Transactions shall have been abandoned pursuant to Article
                                                                      -------
VIII, the consummation of the sale and transfer to the Company Entities of the
----
Acquired Interests contemplated by this

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Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis
                -------
LLP, Citigroup Center, 153 East 53rd Street, New York, New York 10022, on the third (3rd) Business Day following the date on which all of the conditions set forth in Article V and Article VI (other than those conditions which by their
         ---------     ----------
nature are to be satisfied concurrently with the Closing) are satisfied or waived in accordance with the terms of this Agreement (the "Closing Date"), or
                                                            ------------
at such other place and time as may be agreed upon in writing by the Akzo Nobel Entities, Solutia and the Company Entities, and shall be effective as of the Effective Time; provided that the Closing and the Closing Date shall be
                    --------
delayed until two (2) Business Days after the date on which Solutia and the Akzo Nobel Entities agree on the Conclusive Initial Purchase Price Statement.

                     (b) Deliveries by the Akzo Nobel Entities. At or prior to
                         -------------------------------------
the Closing, the Akzo Nobel Entities shall deliver or cause to be delivered to or for the benefit of the Buyer Entities, in the case of documents, duly executed by each applicable party, the following:

                        (i) the Transaction Documents to which any Akzo Nobel Entity or any of its Subsidiaries is a party;

                        (ii) the certificates required by Section 6.3;
                                                          -----------

                        (iii) written resignations, effective as of the Closing Date, of the Akzo Nobel Entities' representatives who are directors, officers or any foreign equivalents of any Company Entity or Company Subsidiary;

                        (iv) an acknowledgement from the Sellers of receipt by or on behalf of the Sellers of the Initial Purchase Price;

                        (v) certificates, if any, evidencing all of the Acquired Interests, duly endorsed in blank or accompanied by instruments of transfer or assignment duly executed in blank and dated the Closing Date, in proper form for transfer;

                        (vi) ANC shall deliver a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance as required under the Treasury Regulations issued pursuant to Section 1445 of the Internal Revenue Code, stating that it is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code; and

                        (vii) such other documents and certificates required to be delivered by any of the Akzo Nobel Entities pursuant to the terms of this Agreement.

                     (c) Deliveries by the Buyer Entities. At the Closing,
                         --------------------------------
each of the Buyer Entities shall deliver or cause to be delivered to or for the benefit of the Akzo Nobel Entities, in the case of documents, duly executed, the following:

                        (i) its allocable portion of the Initial Purchase Price by wire transfer of immediately available funds in accordance with the Allocation Schedule;

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                        (ii) copies of the resolutions of the board of
         directors (or comparable governing body) of each Company Entity authorizing and approving this Agreement and the Transaction Documents to which such Company Entity or any of its Subsidiaries is a party and the transactions and agreements contemplated hereby and thereby, certified by the corporate secretary (or local equivalent) of such Company Entity or its Subsidiary to be correct and complete and in full force and effect and unmodified as of the Closing Date;

                        (iii) the Transaction Documents to which any Buyer Entity or any of its Subsidiaries is a party;

                        (iv) the certificates required by Section 5.3;
                                                          -----------

                        (v) a receipt from each Company Entity for the Acquired Interests delivered to such Company Entity;

                        (vi) copies of the Approval Orders; and

                        (vii) such other documents and certificates required to be delivered by any of the Buyer Entities pursuant to the terms of this Agreement.

                  SECTION 1.4 DETERMINATION AND ALLOCATION OF INITIAL PURCHASE
                              ------------------------------------------------
PRICE.
-----

                     (a) At least fifteen (15) Business Days prior to the anticipated Closing Date, the Company Entities shall prepare and deliver to the Akzo Nobel Entities and Solutia, a statement (the "Initial Purchase Price
                                                       ----------------------
Statement") setting forth in reasonable detail, with respect to each Company
---------
Entity and its Subsidiaries, (i) the Company Entities' good faith estimate of the Closing Date Indebtedness Amount (such amount, the "Estimated Closing Date
                                                        ----------------------
Indebtedness Amount"), (ii) the Company Entities' good faith estimate of the
-------------------
Closing Date Cash Amount (such amount, the "Estimated Closing Date Cash
                                            ---------------------------
Amount"), (iii) the Company Entities' good faith estimate of the total amount
------
of unpaid Legacy Transaction Costs (the "Estimated Legacy Transaction
                                         ----------------------------
Amount"), and (iv) the Company Entities' good faith estimate of the Company
------
Transaction Costs (such amount, the "Estimated Company Transaction Amount")
                                     ------------------------------------
(the amounts set forth in clauses (i) through (iv), each, a "Purchase Price
                                                             --------------
Component" and collectively, the "Purchase Price Components"). Each Purchase
---------                         -------------------------
Price Component shall be stated as an absolute number. The Initial Purchase Price allocable to each Company Entity shall also be (x) increased by the amount of Intercompany Debt owed to such Company Entity and its Subsidiaries and (y) decreased by the amount of Intercompany Debt owed by such Company Entity and its Subsidiaries. The Initial Purchase Price shall also reflect the Underfunded Pension/OPEB Amount allocable to each Company Entity, as determined in accordance with Section 7.6(c), which amounts shall not be
                              --------------
subject to review pursuant to Section 1.4(b) or subject to adjustment pursuant
                              --------------
Section 1.5. Thirty percent (30%) of the amounts in Sections 1.2(a)(i) shall
-----------                                         ------------------
be allocable to Flexsys America and seventy percent (70%) of such amounts shall be allocable between Flexsys Holding and Flexsys UK. In no event shall the allocable amount of the Initial Purchase Price to any Company Entity be less than $1.00.

                     (b) The Company Entities shall, and shall cause the Company Subsidiaries to, cooperate with the Akzo Nobel Entities and Solutia in their review of the Initial

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Purchase Price Statement and provide them with full access to all of the books, records, work papers, facilities, employees, accountants, advisors and other representatives of the Company Entities and Company Subsidiaries in connection with the review of the Initial Purchase Price Statement. In the event that Solutia or any Akzo Nobel Entity disagrees with any Purchase Price Component set forth in the Initial Purchase Price Statement, the parties shall work together in good faith to resolve any such disagreement as soon as possible. As part of their review of the Initial Purchase Price Statement, Solutia and the Akzo Nobel Entities shall agree on the allocation of the Estimated Legacy Transaction Amount and the Estimated Company Transaction Amount as between the Company Entities. The final Initial Purchase Price Statement (including the allocation of the Estimated Legacy Transaction Amount and the Estimated Company Transaction Amount), as agreed upon by the Akzo Nobel Entities and Solutia, shall be the "Conclusive Initial Purchase Price
                                          ---------------------------------
Statement", and the Purchase Price Components set forth in such Conclusive
---------
Initial Purchase Price Statement shall be final and binding on the parties to this Agreement, subject only to the adjustment set forth in Section 1.5
                                                            -----------
hereof.

                     (c) Once the Conclusive Initial Purchase Price Statement has been agreed upon, Solutia and Akzo Nobel shall promptly prepare an allocation schedule to reflect the Purchase Price Components and the calculation of the allocable portion of the Initial Purchase Price being paid by each Company Entity in exchange for the applicable Acquired Interests (such schedule, the "Allocation Schedule").
               -------------------

                  SECTION 1.5 POST-CLOSING ADJUSTMENT.
                              -----------------------

                     (a) Within thirty (30) calendar days after the Closing Date, the Buyer Entities shall prepare and deliver to the Akzo Nobel Entities a statement (the "Closing Statement") setting forth the Buyer Entities' good
                  -----------------
faith determination of the Closing Date Indebtedness Amount, the Closing Date Cash Amount, the Legacy Transaction Costs and the Company Transaction Amount of each Company Entity and its Subsidiaries, in each case, as of immediately prior to the Closing (such amounts, respectively, the "Final Closing Date
                                                       ------------------
Indebtedness Amount", the "Final Closing Date Cash Amount", the "Final Closing
-------------------        ------------------------------        -------------
Date Legacy Transaction Amount" and the "Final Closing Date Company
------------------------------           --------------------------
Transaction Amount").
------------------

                     (b) After receipt of the Closing Statement, the Akzo Nobel Entities will have thirty (30) calendar days to review the Closing Statement. During such thirty (30) calendar day period, the Buyer Entities shall provide the Akzo Nobel Entities with reasonable access to the relevant books, records, employees and advisors of the Buyer Entities to the extent reasonably necessary to review the Closing Statement. Unless the Akzo Nobel Entities deliver a written notice to the Buyer Entities setting forth the specific items disputed by the Akzo Nobel Entities on or prior to the thirtieth (30th) calendar day after their receipt of the Closing Statement, the Akzo Nobel Entities will be deemed to have accepted and agreed to the Closing Statement and such statement (and the amounts contained therein) will be final, binding and conclusive. If the Akzo Nobel Entities notify the Buyer Entities of their objections to specific items contained in the Closing Statement (or specific calculations contained therein) within such thirty (30) day period, the Akzo Nobel Entities and the Buyer Entities shall, within thirty (30) calendar days following the delivery of such notice by the Akzo Nobel Entities to the Buyer Entities (the "Resolution Period"), attempt in
                                           -----------------
good faith to resolve their differences with respect to the disputed items (or calculations) specified in the notice (the "Disputed Items"), and all other
                                            --------------
items (and all calculations relating thereto) in the Closing Statement will be final, binding and conclusive. Any resolution by the Akzo Nobel Entities and the Buyer Entities during the Resolution Period as to any Disputed Item shall be set forth in writing and will be final, binding and conclusive.

                     (c) If the Akzo Nobel Entities and the Buyer Entities do not resolve all Disputed Items by the end of the Resolution Period, then all Disputed Items remaining in dispute will be submitted to a U.S. national independent accounting firm mutually acceptable to the Akzo Nobel Entities and the Buyer Entities (the "Neutral Arbitrator"). The Neutral Arbitrator shall
                         ------------------
act as an arbitrator to determine only those Disputed Items remaining in dispute, consistent with this Section 1.5(c), and shall request a statement
                              --------------
from the Akzo Nobel Entities and the Buyer Entities regarding such Disputed Items. All fees and expenses relating to the work, if any, to be performed by the Neutral Arbitrator will be allocated between the Akzo Nobel Entities and the Buyer Entities in the same proportion that the aggregate amount of the Disputed Items so submitted to the Neutral Arbitrator that is unsuccessfully disputed by each such party (as finally determined by the Neutral Arbitrator) bears to the total amount of such Disputed Items so submitted. In addition, the Akzo Nobel Entities and the Buyer Entities shall give the Neutral Arbitrator access to all documents, records, work papers, facilities and personnel of such party and its Subsidiaries as reasonably necessary to perform its function as arbitrator. The Neutral Arbitrator will deliver to the Akzo Nobel Entities and the Buyer Entities a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Arbitrator by the Akzo Nobel Entities and the Buyer Entities) of the Disputed Items submitted to the Neutral Arbitrator within thirty (30) calendar days of receipt of such Disputed Items, which determination will be final, binding and conclusive. The final, binding and conclusive Closing Statement based either upon agreement or deemed agreement by the Akzo Nobel Entities and the Buyer Entities or the written determination delivered by the Neutral Arbitrator in accordance with this Section 1.5(c),
                                                            --------------
will be the "Conclusive Closing Statement." If any party fails to submit a
             ----------------------------
statement regarding any Disputed Item submitted to the Neutral Arbitrator within the time determined by the Neutral Arbitrator or otherwise fails to give the Neutral Arbitrator access as reasonably requested, then the Neutral Arbitrator shall render a decision based solely on the evidence timely submitted and the access afforded to the Neutral Arbitrator by the Buyer Entities and the Akzo Nobel Entities.

                     (d) Upon agreement or deemed agreement by the parties of the Conclusive Closing Statement or the delivery by the Neutral Arbitrator of the Conclusive Closing Statement, the parties shall calculate the Purchase Price Adjustment Amount for each Company Entity and its Subsidiaries. As used in this Agreement, "Purchase Price Adjustment Amount" means, with respect to
                    --------------------------------
each Company Entity and its Subsidiaries, an amount equal to (i) 50% of the Estimated Closing Date Cash Amount for such Company Entity and its Subsidiaries as set forth in the Conclusive Initial Purchase Price Statement, minus (ii) 50% of the Estimated Closing Date Indebtedness Amount for such
-----
Company Entity and its Subsidiaries as set forth in the Conclusive Initial Purchase Price Statement, plus (iii) 50% of the Estimated Company Transaction
                          ----
Amount for such Company Entity and its Subsidiaries as set forth in the Conclusive Initial Purchase Price Statement, minus (iv) 50% of the Estimated
                                             -----
Legacy Transaction Amount of such Company Entity and its Subsidiaries as set forth in the Conclusive Initial Purchase Price Statement, minus (v) 50% of the
                                                          -----
Final Closing Date Cash Amount for such

Company Entity and its Subsidiaries as set forth in the Conclusive Closing Statement, plus (vi) 50% of the Final Closing Date Indebtedness Amount for
           ----
such Company Entity and its Subsidiaries as set forth in the Conclusive Closing Statement, minus (vii) 50% of the Final Closing Date Company
                   -----
Transaction Amount for such Company Entity and its Subsidiaries as set forth in the Conclusive Closing Statement and plus (viii) 50% of the Final Closing
                                        ----
Date Legacy Transaction Amount of such Company Entity and its Subsidiaries as set forth in the Conclusive Closing Statement. If the Purchase Price Adjustment Amount for a Company Entity and its Subsidiaries is a positive number, the applicable Seller shall pay to such Company Entity, as an adjustment to the Initial Purchase Price allocable to such Company Entity, an amount in cash equal to the Purchase Price Adjustment Amount by wire transfer to such accounts designated by the Buyer Entities which payment in the case of Flexsys UK shall be lawfully made, in accordance with the United Kingdom Companies Act 1985 (as amended) and in accordance with the articles of association of Flexsys UK consistent with the payment of the Initial Purchase Price by Flexsys UK. If the Purchase Price Adjustment Amount for a Company Entity and its Subsidiaries is a negative number, such Company Entity shall pay to the applicable Seller, as an adjustment to the Initial Purchase Price allocable to such Company, an amount in cash equal to the Purchase Price Adjustment Amount by wire transfer to such accounts designated by the Akzo Nobel Entities. If the Purchase Price Adjustment Amount is zero with respect to any Company Entity and its Subsidiaries, no payment shall be required and no adjustment pursuant to this Section 1.5(d) shall be made to the Initial
                               --------------
Purchase Price allocable to such Company Entity. Any Purchase Price Adjustment Amount for any Company Entity whose allocable Initial Purchase Price Amount was $1.00 shall be paid by or paid to Flexsys Holding.

                     (e) All payments to be made pursuant to Section 1.5(d)
                                                             --------------
will be made on the second (2nd) Business Day following the date on which the Akzo Nobel Entities and the Buyer Entities agree or are deemed to have agreed to, or the Neutral Arbitrator delivers, the Conclusive Closing Statement.

                  SECTION 1.6 FURTHER ASSURANCES. After the Closing, each
                              ------------------
party hereto shall from time to time, at the request of another party, execute and deliver such other instruments of conveyance and transfer and take such other actions as may be reasonably necessary in order to consummate the Transactions and to vest in each Company Entity good and valid title to the Acquired Interests acquired by such Company Entity.

                                  ARTICLE II
           REPRESENTATIONS AND WARRANTIES OF THE AKZO NOBEL ENTITIES

                  The Akzo Nobel Entities hereby, jointly and severally, represent and warrant to the Buyer Entities, as of February 26, 2007, as follows:

                  SECTION 2.1 OWNERSHIP OF THE ACQUIRED INTERESTS. Each Seller
                              -----------------------------------
is the legal and beneficial owner of, and has good and valid title to, the Acquired Interests set forth next to such Seller's name on Schedule 2.1, free
                                                           ------------
and clear of all options, pledges, mortgages, security interests, liens, restrictions on voting or transfer, or other Encumbrances of any nature (except for transfer restrictions arising under the applicable securities laws, the Governing Documents of the Company Entities and the Joint Venture Agreement), and such good and valid title will be transferred to the applicable Buyer Entity on the Closing Date, free and clear of all options, pledges, mortgages, security interests, liens, restrictions on voting or transfer, or other Encumbrances of any nature (except for transfer restrictions arising under the applicable securities laws, the Governing Documents of the Company Entities and the Joint Venture Agreement). Other than the Acquired Interests set forth on Schedule 2.1, the Sellers own no Equity
                                    ------------
Interest in any Company Entity or any Company Subsidiary. None of the Sellers is a party to, or bound by, any arrangement, agreement, instrument or order
(i) relating to the issuance, transfer, sale, disposition, pledge or acquisition of any Equity Interests of any of the Company Entities or Company Subsidiaries or (ii) relating to the dividend or voting rights of any Equity Interests of any of the Company Entities or Company Subsidiaries.

                  SECTION 2.2 ORGANIZATION. Each Akzo Nobel Entity is duly
                              ------------
incorporated, formed or organized (as applicable), validly existing and in good standing (where such concept is applicable) under the laws of its jurisdiction of incorporation, formation or organization (as applicable), and (where applicable) is duly qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license, except jurisdictions in which the failure to be so qualified or licensed would not be reasonably expected to have a material adverse effect on the ability of the Akzo Nobel Entity to consummate the Transactions and the Transaction Documents to which it is a party.

                  SECTION 2.3 AUTHORIZATION, ETC. Each Akzo Nobel Entity has
                              ------------------
full corporate or similar power and authority to execute and deliver this Agreement and each of the Transaction Documents to which such Akzo Nobel Entity is a party, and to carry out and consummate the transactions contemplated hereby and thereby that are to be carried out and consummated by it. The execution, delivery and performance by each Akzo Nobel Entity of this Agreement and each Transaction Document to which such Akzo Nobel Entity is a party, have been duly and validly authorized by all necessary corporate or similar actions or proceedings on the part of such Akzo Nobel Entity and no other corporate or similar action or proceeding by such Akzo Nobel Entity is necessary to authorize the execution, delivery and performance of this Agreement and each Transaction Document to which it is a party. This Agreement has been duly and validly executed by each Akzo Nobel Entity and, assuming this Agreement constitutes the legal, valid and binding agreement of the other parties hereto, constitutes a legal, valid and binding agreement of each Akzo Nobel Entity, enforceable against each Akzo Nobel Entity in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (the "Bankruptcy and Equity Exception"). At or
                                  -------------------------------
prior to the Closing, each Akzo Nobel Entity shall have duly and validly executed and delivered each Transaction Document to which such Akzo Nobel Entity is a party, and assuming each Transaction Document constitutes the legal, valid and binding agreement of the other parties thereto, each Transaction Document shall constitute a legal, valid and binding agreement of each Akzo Nobel Entity who is a party to such agreement, enforceable against such Akzo Nobel Entity in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                  SECTION 2.4 NO APPROVALS OR CONFLICTS. The execution,
                              -------------------------
delivery and performance by each Akzo Nobel Entity of this Agreement and the Transaction Documents to which it is a party, and the consummation by such Akzo Nobel Entity of the transactions contemplated hereby and thereby to be carried out and consummated by it will not (i) violate, conflict with or result in a breach by such Akzo Nobel Entity of any provision of any Governing Document of such Akzo Nobel Entity, (ii) violate, conflict with or result in a breach of any provision of, or constitute a default by such Akzo Nobel Entity (or create an event which, with notice or lapse of time or both, would constitute such a default) or give rise to any right of termination, cancellation, modification or acceleration under, or result in the creation of any options, pledges, mortgages, security interests, liens, restrictions on voting or transfer, or other Encumbrances of any nature upon any of the properties of such Akzo Nobel Entity under any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument or understanding to which such Akzo Nobel Entity is party or by which any of its properties, assets or business activities may be bound, (iii) conflict with, violate or result in a breach in any material respect of any Law applicable to such Akzo Nobel Entity or any of its properties, assets or business activities, or (iv) except for applicable requirements of any Law that is designed or intended to prohibit, restrict or regulate foreign investment or mergers and acquisitions, antitrust, monopolization, restraint of trade or competition ("Competition/Investment Law"), which are set forth on Schedule 2.4, require
  --------------------------                           ------------
any material order, Consent, clearance, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration with, any Governmental Authority or other Person, except in each case with respect to subclauses (ii), (iii) and (iv), where such violation, conflict, breach, default, right, option, pledge, mortgage, security interest, lien, restriction on voting or transfer, or other encumbrance of any nature or requirement would not be reasonably expected to have a material adverse effect on the ability of the Akzo Nobel Entities to consummate the Transactions.

                  SECTION 2.5 NO BROKERS' OR OTHER FEES. In connection with
                              -------------------------
the Transactions, none of the Akzo Nobel Entities has incurred any liability or obligation to pay fees or commissions to brokers, finders, investment bankers, attorneys, consultants or other representatives for which any of the Buyer Entities or their respective Affiliates would be responsible.

                  SECTION 2.6 AFFILIATE AGREEMENTS. Schedule 2.6 sets forth a
                              --------------------  ------------
true and complete list of each and every material written contract, agreement, commitment or other arrangement material to any Company Entity between any Company Entity, Company Subsidiary or any Affiliate thereof, on the one hand, and Akzo Nobel or any of its Affiliates, on the other hand (each such contract, agreement, commitment or other arrangement set forth on Schedule
                                                                  --------
2.6, an "Affiliate Agreement"), other than any contracts, agreements,
---      -------------------
commitments or other arrangements governing relationships between Akzo Nobel or any of its Affiliates and a Company Entity, Company Subsidiary or Affiliate thereof that are conducted on an arm's-length basis. Except as set forth on
Schedule 2.6, there are no Affiliate Agreements.
------------

                  SECTION 2.7 NO OTHER REPRESENTATIONS OR WARRANTIES.
                              --------------------------------------
Notwithstanding anything to the contrary set forth herein, the express representations and warranties set forth in this Article II and in the
                                                 ----------
Transaction Documents are the only representations and warranties concerning the Akzo Nobel Entities, the Company Entities and the Company Subsidiaries made to the Buyer Entities by the Akzo Nobel Entities. Each Buyer Entity hereby acknowledges and agrees that none of the Akzo Nobel Entities makes any representations or warranties to any

Buyer Entity, express or implied, other than those representations and warranties set forth in Article II and in the Transaction Documents.
                        ----------

                                 ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY ENTITIES

                  The Company Entities hereby, jointly and severally, represent and warrant to Solutia and the Akzo Nobel Entities, as of February 26, 2007, as follows:

                  SECTION 3.1 ORGANIZATION. Each Company Entity is duly
                              ------------
incorporated, formed or organized (as applicable), validly existing and in good standing (where such concept is applicable) under the laws of its jurisdiction of incorporation, formation or organization (as applicable), and (where applicable) is duly qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license, except jurisdictions in which the failure to be so qualified or licensed would not be reasonably expected to have a material adverse effect on the ability of the Company Entity to consummate the Transactions and the Transaction Documents to which it is a party.

                  SECTION 3.2 AUTHORIZATION, ETC. Each Company Entity has full
                              ------------------
corporate or similar power and authority to execute and deliver this Agreement and each of the Transaction Documents to which such Company Entity is a party, and to carry out and consummate the transactions contemplated hereby and thereby that are to be carried out and consummated by it. The execution, delivery and performance by each Company Entity of this Agreement and each Transaction Document to which such Company Entity is a party, have been duly and validly authorized by all necessary corporate or similar actions or proceedings on the part of such Company Entity and no other corporate or similar action or proceeding by such Company Entity is necessary to authorize the execution, delivery and performance of this Agreement and each Transaction Document to which it is a party. This Agreement has been duly and validly executed by each Company Entity and, assuming this Agreement constitutes the legal, valid and binding agreement of the other parties hereto, constitutes a legal, valid and binding agreement of each Company Entity, enforceable against each Company Entity in accordance with its terms, subject to the Bankruptcy and Equity Exception. At or prior to the Closing, each Company Entity shall have duly and validly executed and delivered each Transaction Document to which such Company Entity is a party, and assuming each Transaction Document constitutes the legal, valid and binding agreement of the other parties thereto, each Transaction Document shall constitute a legal, valid and binding agreement of each Company Entity who is a party to such agreement, enforceable against such Company Entity in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                  SECTION 3.3 NO APPROVALS OR CONFLICTS. The execution,
                              -------------------------
delivery and performance by each Company Entity of this Agreement and the Transaction Documents to which it is a party, and the consummation by such Company Entity of the transactions contemplated hereby and thereby to be carried out and consummated by it will not (i) violate, conflict with or result in a breach by such Company Entity of any provision of any Governing Document of such Company Entity, (ii) violate, conflict with or result in a breach of any provision of, or constitute a default by such Company Entity (or create an event which, with notice or lapse of time or both, would constitute such a default) or give rise to any right of termination, cancellation, modification or acceleration under, or result in the creation of any options, pledges, mortgages, security interests, liens, restrictions on voting or transfer, or other Encumbrances of any nature upon any of such Company Entity's properties and assets under any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument or understanding to which such Company Entity is a party or by which any of its properties, assets or business activities may be bound, (iii) conflict with, violate or result in a breach in any material respect of any Law applicable to such Company Entity or any of its properties, assets or business activities, or (iv) except for applicable requirements of any Competition/Investment Law, which are set forth on Schedule 3.3, require any material order, Consent, clearance, approval or
   ------------
authorization of, or notice to, or declaration, filing, application, qualification or registration with, any Governmental Authority or other Person, except in each case with respect to subclauses (ii), (iii) and (iv), where such violation, conflict, breach, default, right, option, pledge, mortgage, security interest, lien, restriction on voting or transfer, or other encumbrance of any nature or requirement would not be reasonably expected to have a material adverse effect on the ability of the Company Entities to consummate the Transactions.

                  SECTION 3.4 FINANCIAL CAPACITY. As of February 26, 2007,
                              ------------------
none of the Company Entities is aware of any fact or circumstance that would prevent the Company Entities from financing a sufficient amount (the "Company
                                                                      -------
Financing Amount" and, together with the Solutia Financing Amount, the
----------------
"Financing Amount") which, together with the Solutia Financing Amount, will be
 ----------------
sufficient to pay the Initial Purchase Price, as adjusted in accordance with
Article I hereof, and all related fees and expenses.

                  SECTION 3.5 NO BROKERS' OR OTHER FEES. In connection with
                              -------------------------
the Transactions, other than the Legacy Transaction Costs, none of the Company Entities has incurred any liability or obligation to pay fees or commissions to brokers, finders, investment bankers, attorneys, consultants or other representatives for which any of the Akzo Nobel Entities or Solutia or their respective Affiliates would be responsible.

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF SOLUTIA

                  Solutia hereby represents and warrants to the Akzo Nobel Entities, as of February 26, 2007, as follows:

                  SECTION 4.1 ORGANIZATION. Subject to the pendency of the
                              ------------
Chapter 11 Cases, Solutia is duly incorporated, formed or organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified or licensed to do business and is in good standing in the jurisdictions in which the ownership of its property or the conduct of its business requires such qualification or license, except jurisdictions in which the failure to be so qualified or licensed would not be reasonably expected to have a material adverse effect on the ability of Solutia to consummate the Transactions and the Transaction Documents to which it is a party.

                  SECTION 4.2 AUTHORIZATION, ETC. Subject to the Transaction
                              ------------------
Approval Order being a Final Order at the time of Closing, (i) Solutia has full corporate or similar power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is a party, and to carry out and consummate the transactions contemplated hereby and thereby that are to be carried out and consummated by it, and (ii) the execution, delivery and performance by Solutia of this Agreement and each Transaction Document to which it is a party, have been duly and validly authorized by all necessary corporate actions or proceedings on the part of Solutia and no other corporate action or proceeding by Solutia is necessary to authorize the execution, delivery and performance of this Agreement and each Transaction Document to which it is a party. This Agreement has been duly and validly executed by Solutia and, assuming this Agreement constitutes the legal, valid and binding agreement of the other parties hereto and subject to the Transaction Approval Order being a Final Order at the time of Closing, constitutes a legal, valid and binding agreement of Solutia, enforceable against Solutia in accordance with its terms, subject to the Bankruptcy and Equity Exception. At or prior to the Closing, Solutia shall have duly and validly executed and delivered each Transaction Document to which it is a party, and assuming each Transaction Document constitutes the legal, valid and binding agreement of the other parties thereto and subject to the Transaction Approval Order being a Final Order at the time of Closing, each Transaction Document shall constitute a legal, valid and binding agreement of Solutia, enforceable against Solutia in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                  SECTION 4.3 NO APPROVALS OR CONFLICTS. Subject to the
                              -------------------------
Transaction Approval Order being a Final Order at the time of Closing, the execution, delivery and performance by Solutia of this Agreement and the Transaction Documents to which it is a party, and the consummation by Solutia of the transactions contemplated hereby and thereby to be carried out and consummated by it will not (i) violate, conflict with or result in a breach by Solutia of any provision of any of its Governing Documents, (ii) violate, conflict with or result in a breach of any provision of, or constitute a default by Solutia (or create an event which, with notice or lapse of time or both, would constitute such a default) or give rise to any right of termination, cancellation, modification or acceleration under, or result in the creation of any options, pledges, mortgages, security interests, liens, restrictions on voting or transfer, or other Encumbrances of any nature upon any of Solutia's properties and assets under any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument or understanding to which it is a party or by which any of its properties, assets or business activities may be bound, (iii) conflict with, violate or result in a breach in any material respect of any Law applicable to Solutia or any of its properties, assets or business activities, or (iv) except for the applicable requirements of any Competition/Investment Law, which are set forth on Schedule 4.3, require any
                                                   ------------
material order, Consent, clearance, approval or authorization of, or notice to, or declaration, filing, application, qualification or registration with, any Governmental Authority or other Person, except in each case with respect to subclauses (ii), (iii) and (iv), where such violation, conflict, breach, default, right, option, pledge, mortgage, security interest, lien, restriction on voting or transfer, or other encumbrance of any nature or requirement would not be reasonably expected to have a material adverse effect on the ability of Solutia to consummate the Transactions.

                  SECTION 4.4 FINANCIAL CAPACITY. As of February 26, 2007 and
                              ------------------
assuming that the Closing occurs by May 25, 2007, Solutia is not aware of any fact or circumstance that would prevent Solutia from financing up to $150,000,000.00 of the Initial Purchase Price (the "Solutia Financing
                                                    -----------------
Amount"), which, together with the Company Financing Amount, will be
------
sufficient to
pay the Initial Purchase Price, as adjusted in accordance with Article I hereof, and all related fees and expenses.

                  SECTION 4.5 NO BROKERS' OR OTHER FEES. In connection with
                              -------------------------
the Transactions, Solutia has not incurred any liability or obligation to pay fees or commissions to brokers, finders, investment bankers, attorneys, consultants or other representatives for which any of the Akzo Nobel Entities or their respective Affiliates would be responsible.

                                  ARTICLE V
           CONDITIONS TO THE OBLIGATIONS OF THE AKZO NOBEL ENTITIES

                  The obligations of each Akzo Nobel Entity to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless validly waived in writing by each of the Akzo Nobel Entities:

                  SECTION 5.1 REPRESENTATIONS AND WARRANTIES. Each of the
                              ------------------------------
representations and warranties of the Buyer Entities contained in this Agreement that is qualified by a materiality standard shall be true and correct as of February 26, 2007 and as of the Closing as if made on and as of the Closing (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date) and each of the representations and warranties of the Buyer Entities contained in this Agreement that is not qualified by a materiality standard shall be true and correct in all material respects as of February 26, 2007 and as of the Closing as if made on and as of the Closing (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct in all material respects as of such specified date).

                  SECTION 5.2 PERFORMANCE. Each Buyer Entity shall have
                              -----------
performed and complied in all material respects with all agreements and obligations required by this Agreement to be so performed or complied with by it prior to the Closing.

                  SECTION 5.3 OFFICER'S CERTIFICATE. Each Buyer Entity shall
                              ---------------------
have delivered to the Akzo Nobel Entities a certificate, dated as of the Closing Date and executed by an executive officer of such Buyer Entity, certifying to the fulfillment of the conditions specified in Section 5.1 and
                                                             -----------
Section 5.2.
-----------

                  SECTION 5.4 CONSENTS AND APPROVALS; COMPETITION LAWS. Each
                              ----------------------------------------
Consent listed on Schedule 5.4 shall have been obtained and shall not have
                  ------------
expired or been withdrawn as of the Closing. All applicable waiting periods (including any extensions thereof) and any required merger clearances under any Competition/Investment Law listed on Schedule 5.4 shall have expired or
                                         ------------
been received.

                  SECTION 5.5 BANKRUPTCY APPROVALS. The Bankruptcy Court shall
                              --------------------
have entered the Transaction Approval Order as a Final Order.

                  SECTION 5.6 NO INJUNCTION. On the Closing Date, there shall
                              -------------
not be in effect any Law or any judgment, order, writ, injunction, decree, stipulation, agreement, determination or award entered or issued by or with any Governmental Authority (each, a "Governmental Order") which materially
                                     ------------------
restrains, prohibits or declares illegal the consummation of the

Transactions and no Governmental Authority of competent jurisdiction shall have instituted a Proceeding seeking to impose any such restraint or prohibition.

                  SECTION 5.7 CERTAIN TRANSACTION DOCUMENTS. Each of the
                              -----------------------------
Disentanglement Transaction Documents, each of the Services Agreements and the Transition Services Agreement, in form and substance reasonably satisfactory to the Akzo Nobel Entities, shall have been duly executed and delivered by the Company Entities party thereto and shall be in full force and effect.

                  SECTION 5.8 KASHIMA TRANSACTION. The transactions
                              -------------------
contemplated by the Kashima Purchase Agreements shall have been consummated on the terms and subject to the conditions set forth in the Kashima Purchase Agreements.

                                  ARTICLE VI
              CONDITIONS TO THE OBLIGATIONS OF THE BUYER ENTITIES

                  The obligation of each Buyer Entity to effect the Closing under this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless validly waived in writing by each of the Buyer Entities:

                  SECTION 6.1 REPRESENTATIONS AND WARRANTIES. Each of the
                              ------------------------------
representations and warranties of the Akzo Nobel Entities contained in this Agreement that is qualified by a materiality standard shall be true and correct as of February 26, 2007 and as of the Closing as if made on and as of the Closing (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date) and each of the representations and warranties of the Akzo Nobel Entities contained in this Agreement that is not qualified by a materiality standard shall be true and correct in all material respects as of February 26, 2007 and as of the Closing as if made on and as of the Closing (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct in all material respects as of such specified date).

                  SECTION 6.2 PERFORMANCE. Each Akzo Nobel Entity shall have
                              -----------
performed and complied in all material respects with all agreements and obligations required by this Agreement to be so performed or complied with by it at or prior to the Closing.

                  SECTION 6.3 OFFICER'S CERTIFICATES. Each Akzo Nobel Entity
                              ----------------------
shall have delivered to the Buyer Entities a certificate, dated as of the Closing Date and executed by one of its executive officers, certifying to the fulfillment by it of the conditions specified in Section 6.1 and Section 6.2
                                                 -----------     -----------
to be fulfilled by it.

                  SECTION 6.4 CONSENTS AND APPROVALS; COMPETITION LAWS. Each
                              ----------------------------------------
Consent listed on Schedule 6.4 shall have been obtained and shall not have
                  ------------
expired or been withdrawn as of the Closing. All applicable waiting periods (including any extensions thereof) and any required merger clearances under any Competition/Investment Law listed on Schedule 6.4 shall have expired or
                                         ------------
been received.

                  SECTION 6.5 BANKRUPTCY APPROVALS. The Bankruptcy Court shall
                              --------------------
have entered the Transaction Approval Order as a Final Order.

                  SECTION 6.6 NO INJUNCTION. On the Closing Date, there shall
                              -------------
not be in effect any Law or any Governmental Order which materially restrains, prohibits or declares illegal the consummation of the Transactions and no Governmental Authority of competent jurisdiction shall have instituted a Proceeding seeking to impose any such restraint or prohibition.

                  SECTION 6.7 NO MATERIAL ADVERSE CHANGE. No fact, event or
                              --------------------------
circumstance shall have occurred which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  SECTION 6.8 FINANCING. The Buyer Entities shall have
                              ---------
obtained an amount of financing not less than the Company Financing Amount upon terms reasonably satisfactory to the Buyer Entities and the Solutia Financing Amount shall not have been refunded pursuant to the DIP Financing Agreement as a result of the expiration of the one-hundred twenty day period beginning on the date the Solutia Financing Amount was funded under the DIP Financing Agreement (or Solutia shall have arranged replacement financing for the Solutia Financing Amount or the Buyer Entities shall have arranged replacement financing for the Company Financing Amount, as applicable, on terms reasonably satisfactory to Solutia and Akzo Nobel).

                  SECTION 6.9 CERTAIN TRANSACTION DOCUMENTS. Each of the
                              -----------------------------
Disentanglement Transaction Documents, each of the Services Agreements and the Transition Services Agreement, in form and substance reasonably satisfactory to the Buyer Entities, shall have been duly executed and delivered by the Akzo Nobel Entities party thereto and shall be in full force and effect.

                  SECTION 6.10 KASHIMA TRANSACTION. The transactions
                               -------------------
contemplated by the Kashima Purchase Agreements shall have been consummated on the terms and subject to the conditions set forth in the Kashima Purchase Agreements.

                                  ARTICLE VII

                           COVENANTS AND AGREEMENTS

                  SECTION 7.1 CONDUCT OF BUSINESS BY THE COMPANY ENTITIES;
                              --------------------------------------------
LEGACY TRANSACTION COSTS.
------------------------
                     (a) During the period commencing on the date of this Agreement and ending on the Closing Date, each of Solutia and the Akzo Nobel Entities shall cause the Company Entities to, and each party hereto shall cause the Company Subsidiaries to, use commercially reasonable efforts to (i) preserve intact the present business organization of the Company Entities and Company Subsidiaries and operate the businesses of the Company Entities and Company Subsidiaries in the ordinary course consistent with past practice,
(ii) maintain and preserve intact the businesses, assets and properties of the Company Entities and Company Subsidiaries and maintain satisfactory relationships with licensors, suppliers, creditors, distributors, customers, key executive employees and others having material business relationships with their business, (iii) maintain the books of account, records and files of the Company Entities and Company Subsidiaries, all in the ordinary course of business and consistent with past practice, and (vi) manage the Cash and net working capital of the businesses in a manner consistent with past practices and not take any action that would or would reasonably be expected to artificially increase or decrease the amount of Cash or net working capital. As soon as reasonably practicable after the date hereof, but in no event later than ten (10) days prior to the Closing

Date, the Company Entities will deliver to Solutia and the Akzo Nobel Entities a balance sheet of Flexsys Holding, as of December 31, 2006, prepared in accordance with the generally accepted accounting principles in the Netherlands.

                     (b) Notwithstanding anything to the contrary in this Agreement, each of the parties hereto agrees that prior to the Closing it shall act in good faith to reduce or otherwise limit (including by means of negotiation with the relevant entities) the Legacy Transaction Costs. Solutia shall provide the Akzo Nobel Entities with written notice on or before the date which is fifteen (15) Business Days prior to the Closing Date with respect to each Legacy Transaction Cost that, as of the date of such notice, remains unpaid of its election to either (i) have such Legacy Transaction Cost paid by the Company Entities in connection with the Closing (each, a "Paid
                                                                      ----
Legacy Cost") or (ii) continue to negotiate with the relevant entity with
-----------
respect to such Legacy Transaction Cost (each, an "Assumed Legacy Cost"). For
                                                   -------------------
each Paid Legacy Cost (1) the parties will cease all negotiations to reduce or otherwise limit the fees and expenses payable by the Company Entities, (2) the full amount outstanding with respect to such Paid Legacy Cost will be paid by the Company Entities on or prior to the Closing Date and, if unpaid as of the Closing Date, will be taken into account for purposes of Sections 1.2(a)(iii),
                                                         --------------------
1.4(a)(iii) and 1.5 of the Agreement and the Company Entities shall pay such
----------      ---
Paid Legacy Cost within thirty (30) calendar days of the Closing, and (3) the Akzo Nobel Entities will be released and discharged from any and all further obligations with respect to such Paid Legacy Cost. For each Assumed Legacy Cost, (x) the Buyer Entities will release and discharge the Akzo Nobel Entities from any and all obligations with respect to such Assumed Legacy Cost, (y) the Buyer Entities will indemnify and hold the Akzo Nobel Entities harmless from any Losses incurred by the Akzo Nobel Entities after the Closing arising out of such Assumed Legacy Cost, and (z) such Assumed Legacy Cost will not be taken into account for purposes of Sections 1.2(a)(iii), 1.4(a)(iii) or
                                          -------------------   ----------
1.5 of the Agreement.
---

                  SECTION 7.2 ACCESS TO BOOKS AND RECORDS; COOPERATION.
                              ----------------------------------------


                     (a) Each party hereto shall cause the books and records, contracts, documents and other information (in whatever form) of each Company Entity and Company Subsidiary to be in the sole possession and control of the Company Entities or Company Subsidiaries on or before the Closing. Subject to
(i) all applicable Laws, including Competition/Investment Laws, and (ii) bona fide concerns regarding attorney-client privilege, each party agrees that from the Closing Date and until the tenth (10th) anniversary of the Closing Date, during normal business hours, each party shall permit the other parties (at no cost to such other parties) and their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents ("Representatives") to have reasonable access upon reasonable advance notice,
  ---------------
to the Representatives, properties, books, records and contracts in the possession of or accessible by such party and its Affiliates (in each case without disruption of the business of such party or its Subsidiaries) to the extent related to the business of the Company Entities and Company Subsidiaries, and the right (at the requesting party's expense) to make copies and extracts from such books, records, accountant work papers, and contracts, in each case to the extent reasonably necessary to investigate, prosecute, pursue or defend, as the case may be, any threatened or actual Proceeding, prepare and file Tax Returns and defend audits thereof, and satisfy other bona fide business needs, in each case relating to any Company Entity or Company Subsidiary prior to the Closing Date.

                     (b) Each party agrees that it shall not, and shall cause its Affiliates not to, destroy at any time any files or records which are subject to Section 7.2(a) without giving written notice to each other party,
           -------------
and giving each other party thirty (30) calendar days following receipt of such notice to request in writing that all or a portion of the records intended to be destroyed be delivered to such other party at such other party's expense.

                     (c) Subject to all applicable Laws, including Competition/Investment Laws, during the period commencing on the date of this Agreement and ending on the Closing Date, the Company Entities will, and will cause the Company Subsidiaries to, upon reasonable request, afford to Solutia, the Akzo Nobel Entities, and their respective Representatives full access at all reasonable times upon reasonable advance notice, to the Representatives, properties, books, records, accountant work papers and contracts of each Company Entity and Company Subsidiary, and the right to make copies and extracts from such books, records, accountant work papers and contracts, and to furnish Solutia and the Akzo Nobel Entities with all financial, operating, environmental and other data and information concerning any Company Entity or Company Subsidiary as such Persons and their respective Representatives may reasonably request; provided that none of the Akzo Nobel Entities or Solutia
                    --------
shall be allowed to perform any invasive or destructive sampling or testing of structures or environmental media ("Phase II Environmental Investigations")
                                    -------------------------------------
except as expressly permitted in Section 9.6(b) of this Agreement.
                                 --------------

                     (d) On and after the Closing Date until the second (2nd) anniversary of the Closing Date, each Akzo Nobel Entity will hold, and will use reasonable efforts to cause its respective Representatives and Affiliates to hold, in confidence, unless compelled to disclose by any applicable Law or Governmental Order, all confidential documents and information concerning the Company Entities and Company Subsidiaries, except to the extent that such information is (i) in the public domain through no violation of this Section
                                                                     -------
7.2(d) by any Akzo Nobel Entity or any of its Representatives or Affiliates,
------
(ii) later lawfully acquired by an Akzo Nobel Entity on a non-confidential basis from sources other than the Buyer Entities or any of their respective Affiliates, or (iii) independently developed by the Akzo Nobel Entities and/or their Affiliates without reference to any confidential information of the Company Entities or the Company Subsidiaries. The obligation of an Akzo Nobel Entity to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as such Akzo Nobel Entity would take to preserve the confidentiality of its own similar information.

                  SECTION 7.3 FILINGS AND CONSENTS. Except as set forth in
                              --------------------
Section 7.13, each of Solutia, the Company Entities and the Akzo Nobel
------------
Entities shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to obtain and to cooperate in obtaining any governmental approval or other Consent required in connection with the execution, delivery or performance of this Agreement or any Transaction Document. The parties agree to cause to be made all appropriate filings under any Competition/Investment Law as promptly as practicable following the date of this Agreement and to diligently pursue termination of the waiting periods under any Competition/Investment Law (including promptly responding to any requests for additional information). Each party shall use its commercially reasonable efforts to cooperate with the other parties' efforts to obtain any Consents and approvals of parties to contracts with any Company Entity or Company Subsidiary as are required in connection with the consummation of the Transactions. Solutia, on the one hand, and the Akzo Nobel Entities, on the other hand, shall each pay 50% of the filing fees related to compliance with any Competition/Investment Law.

                  SECTION 7.4 COOPERATION. In connection with the efforts
                              -----------
referenced in Section 7.3, each of Solutia, the Company Entities and the Akzo
              -----------
Nobel Entities shall, and shall cause their respective Affiliates to, obtain all requisite material approvals and authorizations for the Transactions under any Competition/Investment Law, and use its commercially reasonable efforts to
(i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, (ii) promptly inform the other parties of any communication received by such party from, or given by such party to, any Governmental Authority, (iii) permit the other parties to review any written communication from any Governmental Authority and permit the other parties to review, before submission, any written communication to any Governmental Authority, and (iv) consult with each other in advance of any meeting or conference with any Governmental Authority and, to the extent permitted by such Governmental Authority, give the other parties the opportunity to attend and participate; provided,
                                                             --------
however, that nothing contained in this Agreement will require or obligate any
-------
Buyer Entity to (A) initiate, pursue or defend any litigation (or threatened litigation) to which any Governmental Authority is a party; (B) to agree or otherwise become subject to any material limitations on (x) the right of any Buyer Entity to control or operate its assets or businesses as of the date hereof, (y) the right of the Buyer Entities or their respective Affiliates to acquire, directly or indirectly, the Acquired Interests, or (z) the right of Solutia to exercise full rights of ownership (whether directly or indirectly) of the Company Entities and Company Subsidiaries or all or any material portion of their respective assets or properties; or (C) sell or otherwise dispose of, hold separate (through the establishment of a trust or otherwise), or divest all or any portion of the business, assets or operations of any Buyer Entity or any of its Affiliates. Each Akzo Nobel Entity hereby agrees that no representation, warranty or covenant of any of the Buyer Entities shall be breached or deemed breached as a result of the failure by such Persons to take any of the actions specified in the proviso of the preceding sentence.

                  SECTION 7.5 TAX MATTERS.
                              -----------

                     (a) Each party shall, and shall cause its Affiliates and Representatives to, reasonably cooperate with each other (i) in preparing and filing all Tax Returns of or with respect to the Company Entities and Company Subsidiaries, including maintaining and making available to each other all records necessary in connection with Taxes of or with respect to the Company Entities and Company Subsidiaries, (ii) in resolving all disputes and audits with respect to all taxable periods relating to Taxes of or with respect to the Company Entities and Company Subsidiaries and (iii) in the preparation of an appraisal of the assets of Flexsys America (the "Appraisal"). Fifty percent
                                                    ---------
(50%) of the costs and expenses incurred after the Closing in connection with the preparation and filing of Tax Returns for any Pre-Closing Tax Period shall be borne by the Sellers. One hundred percent (100%) of the costs and expenses incurred in connection with the preparation of the Appraisal shall be borne by Solutia.

                     (b) Notwithstanding any provision of this Agreement to the contrary, all Transfer Taxes incurred in connection with this Agreement and the Transactions shall be borne 50% by the Sellers and 50% by the Company Entities. Each Akzo Nobel Entity and each Buyer Entity shall cooperate in timely making all filings, Tax Returns, reports and forms as may be required to comply with the provisions of such Transfer Tax laws. For purposes of this Agreement, "Transfer Taxes" means transfer, stamp,
                             --------------
documentary, sales, use, value added, revenue, registration and other similar Taxes (including all applicable real estate transfer Taxes).

                     (c) Each Company Entity shall prepare or cause to be prepared, consistent with past practice, and timely and properly file or cause to be filed with the appropriate taxing authorities, all Tax Returns of such Company Entity and its Subsidiaries, and deliver to each Seller a Schedule K-1 and any similar Tax Return as required by any federal, state, local or foreign law for any Pre-Closing Tax Period. The applicable Seller shall have the right to review and comment on all such Tax Returns. Each Company Entity will accept and incorporate into each such Tax Return all reasonable comments received from the applicable Seller. No party shall take a position on any Tax Return that is inconsistent with the Appraisal, unless required pursuant to a final determination (as defined in Section 1313 of the Internal Revenue Code).

                     (d) Without such Seller's prior written consent (which consent may not be unreasonably withheld, conditioned or delayed), no Company Entity or Company Subsidiary shall (i) file or cause to be filed an amended Tax Return or claim for Tax refund, (ii) compromise or settle any Tax liability or (iii) make or cause any change in any Tax election, in the case of each of clauses (i), (ii) and (iii) if such action would have the effect of increasing the Tax liability or reducing any Tax assets of a Seller in respect of its interest in such Company Entity for any Pre-Closing Tax Period.

                     (e) Each Seller will provide its consent and cooperate with Solutia and the relevant Company Entities to obtain any Tax Refunds resulting from any consortium relief, group relief or similar provision of Law with respect to any Pre-Closing Tax Period.

                  SECTION 7.6 EMPLOYEES; BENEFIT PLANS.
                              ------------------------

                     (a) Communications. The Company Entities shall and shall
                         --------------
cause the Company Subsidiaries to, where and to the extent required by the relevant local Law or custom, inform and consult with employees, trade unions, works councils or other employee representatives regarding the repurchase of the Acquired Interests and shall fulfill any and all obligations to notify any statutory or other authority about the repurchase of the Acquired Interests; provided, however, that the Company Entities shall not engage in any such
--------  -------
communication described in the preceding sentence except with the prior written consent of both Solutia and Akzo Nobel.

                     (b) Netherlands Pension Plan. Transferred Employees
                         ------------------------
participating in the Reglement Stichting Pensioenfonds Akzo Nobel (the "Akzo
                                                                        ----
Nobel Netherlands Pension Plan," such participating employees referred to
------------------------------
herein as the "Akzo Nobel Netherlands Participants") will cease to participate
               -----------------------------------
and cease to accrue benefits under the Akzo Nobel Netherlands Pension Plan as of a date to be agreed by Solutia and Akzo Nobel, which date will be no more than twelve (12) months from the date hereof (such date, the "Netherlands
                                                              -----------
Pension Transfer Date"). Prior to the Netherlands Pension Transfer Date, the
---------------------
Company Entities will establish, or cause a Company Subsidiary to establish, a plan (the "Company Netherlands Pension Plan") providing retirement benefits to
           --------------------------------
Akzo Nobel Netherlands Participants. Where agreed among the Akzo

Nobel Entities and the Buyer Entities, the accrued benefit of the Akzo Nobel Netherlands Participants as of the Netherlands Pension Transfer Date will be transferred to the Company Netherlands Pension Plan. The transfer value, effective as of the Netherlands Pension Transfer Date, will be calculated in accordance with the provisions of the Akzo Nobel Netherlands Pension Plan effective at the date of the transfer value calculation; provided that such
                                                         --------
transfer value is sufficient to cover accrued time proportionate rights and future liabilities (e.g., indexation) that will be incurred in respect of these accrued rights.

                     (c) Determination of Underfunded Pension/OPEB Amount.
                         ------------------------------------------------
From the date hereof, each party shall use its commercially reasonable efforts to cooperate with the Independent Pension Consultant and cause such Independent Pension Consultant to determine, no later than five (5) Business Days prior to the Closing Date, the Underfunded Pension/OPEB Amount for each Pension/OPEB Plan as of the Closing Date, in each case in accordance with the assumptions set forth on Schedule 7.6(c) hereto. The Company Entities shall
                         ---------------
have primary responsibility for directing the Independent Pension Consultant in preparation of the necessary analysis and calculations described in this
Section 7.6, but shall ensure that Akzo Nobel and Solutia are provided with
-----------
reasonable access to the Independent Pension Consultant and its interim and final work product so that Akzo Nobel and Solutia have sufficient information to verify that the calculations are proper and consistent with the assumptions set forth on Schedule 7.6. In the event the Independent Pension Consultant
             ------------
proposes to use any assumption in addition to or inconsistent with the assumptions set forth on Schedule 7.6(c) hereto, such additional or
                         ---------------
inconsistent assumptions shall not be used unless and until both Solutia and Akzo Nobel have consented to such use in writing and have amended Schedule
                                                                  --------
7.6(c) in accordance therewith. From the date hereof until the Closing Date,
------
each party shall use its commercially reasonable efforts to minimize the Underfunded Pension/OPEB Amount. As soon as reasonably practicable after the Closing, but in no event later than the tenth (10th) Business Day after the Closing, the Buyer Entities shall contribute to the trust or other funding mechanism associated with the UK Pension Plan, an amount in cash equal to 50% of the Underfunded Pension/OPEB Amount for such Pension/OPEB Plan determined in accordance with this Section 7.6(c).
                        --------------

                     (d) Payments Under the Incentive Plan. Payments due to
                         ---------------------------------
the participants under the Incentive Plan shall be paid on or about March 15, 2007 by the Company Entities.

                     (e) No Third Party Beneficiaries. The provisions of this
                         ----------------------------
Section 7.6 are for the sole benefit of the parties to this Agreement and
-----------
their respective permitted successors and assigns, and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 7.6) under or by
                                                  -----------
reason of any provision of this Agreement. Without limiting the foregoing, no provision of this Agreement is intended to be, or shall be construed as, an amendment of an employee benefit plan, program, policy or arrangement nor shall any provision of this Agreement be interpreted to modify, waive or supplement the provisions of any employee benefit plan, program, policy or arrangement.

                  SECTION 7.7 LABOR MATTERS. The parties shall cooperate in
                              -------------
connection with any required notification to, or any required consultation with work councils, unions, labor boards or other employee representatives and relevant government agencies concerning the Transactions with respect to the Company Employees who are employed outside the United States.

                  SECTION 7.8 COVENANT TO SATISFY CONDITIONS. Each party
                              ------------------------------
hereto agrees to use its commercially reasonable efforts to cause the conditions set forth in Article V and Article VI to be satisfied (but not
                        ---------     ----------
waived) and the Transactions to be consummated as promptly as practicable insofar as such matters are within the control of such party, and to advise the other parties promptly if such party determines that any condition precedent to its obligations hereunder will not be satisfied in a timely manner.

                  SECTION 7.9 TERMINATION OF AFFILIATE AGREEMENTS. Other than
                              -----------------------------------
the Affiliate Agreements set forth on Schedule 7.9 hereto, which shall
                                      ------------
continue in full force and effect (each such Affiliate Agreement, a "Continuing Affiliate Agreement"), prior to the Closing the Akzo Nobel
 ------------------------------
Entities and the Company Entities shall terminate or cause to be terminated each Affiliate Agreement.

                  SECTION 7.10 NONCOMPETITION; NO HIRE.
                               -----------------------

                     (a) Noncompetition. Each Akzo Nobel Entity covenants and
                         --------------
agrees that until the fifth (5th) anniversary of the Closing, such Akzo Nobel Entity shall not, and shall cause its Affiliates not to, directly or indirectly, as a stockholder, owner, equityholder, manager, operator, consultant, member, partner, agent or in any other capacity, engage in, or provide any financing or lease any assets to any Person that engages or, to the knowledge of Akzo Nobel, intends to engage in, the business of developing, manufacturing, producing, distributing, licensing, marketing or selling any products falling within the Field of Agreement (such business or enterprise, the "Competing Business") anywhere in the world (the "Territory"); provided,
     ------------------                               ---------    --------
however, that none of the Akzo Nobel Entities is hereby prevented from:
-------

                        (i) investing in or acquiring any equity or debt securities in a Person which, directly or indirectly, develops, manufactures, produces, distributes, licenses, markets or sells products falling within the Field of Agreement if (A) the investment in such Person is for passive investment purposes only without any participation in the management of such Person and (B) such Person's gross revenues that are related to the Competing Business account for no more than twenty percent (20%) of such Person's total gross revenue;

                        (ii) investing in or acquiring any equity or debt securities in a Person which has a class of securities that are publicly traded on a stock exchange if (A) the investment is for passive investment purposes only without any participation in the management of such Person and (B) the securities owned by such Akzo Nobel Entity (together with the securities owned by its Affiliates) do not comprise more than ten percent (10%) of the total issued and outstanding debt or equity securities of such Person, as applicable;

                        (iii) acquiring a Controlling Interest in a company or business having not more than fifty percent (50%) of its gross revenue in its last fiscal year attributable to a Competing Business; provided that, unless the gross
                                               --------
         revenue attributable to the Competing Business constitutes less than the greater of (x) three percent (3%) of the gross revenue of such company or business or (y) $5,000,000.00, Tthe Akzo Nobel Entity acquiring the Controlling Interest in such company or business shall divest the Competing Business within 15 months of the closing of the acquisition of such Controlling Interest; or

                        (iv) developing, manufacturing or producing for the purposes of selling or distributing, or licensing, selling or marketing, any product to the Company Entities or the Company Subsidiaries that Akzo Nobel or any of its Subsidiaries currently provides to the Company Entities or the Company Subsidiaries pursuant to an agreement (or any renewals thereof) existing on the date hereof.

Notwithstanding the foregoing, the prohibitions in this Section 7.10 shall not
                                                        ------------
apply to any Person (or its Affiliates) that acquires any Akzo Nobel Entity.

                     (b) No Hire. Each Akzo Nobel Entity agrees that from and
                         -------
after the Closing Date and until the third (3rd) anniversary of the Closing Date, it will not, and will cause its Affiliates not to, without the prior written consent of Solutia, (i) cause or seek to cause any employees of any Company Entity or Company Subsidiary to leave the employ of such Company Entity or Company Subsidiary or (ii) hire any person who was an employee of any Company Entity or Company Subsidiary at or within the twelve (12) months preceding the Closing or who was an employee of any Company Entity or Company Subsidiary at any point in the twelve (12) months following the Closing; provided, however, that the foregoing provision will not prevent the Akzo
--------  -------
Nobel Entities or their respective Affiliates from (x) soliciting through a general solicitation or advertisement or (y) soliciting or hiring any secretarial, clerical or other non-managerial employee (other than professionals, engineers, technicians, supervisors or sales employees).

                     (c) Remedies. The covenants and agreements contained in
                         --------
this Section 7.10 are each independent of any other provision of this
     ------------
Agreement, and the existence of any claim which any party may allege against any other party to this Agreement, whether based on this Agreement or otherwise, shall not prevent the enforcement of these covenants. Each Akzo Nobel Entity acknowledges that the Buyer Entities are purchasing the Acquired Interests in reliance on the goodwill of the business of the Company Entities and Company Subsidiaries and the covenants and agreements contained in this
Section 7.10 are essential to the protection of the legitimate business
------------
interests of the Buyer Entities and their respective Subsidiaries, and that Buyer Entities would not purchase the Acquired Interests but for these covenants. Each of the parties hereto, on behalf of itself and its Subsidiaries, (i) acknowledges and agrees that the monetary damages for any material breach of this Section 7.10 would be inadequate, (ii) agrees and
                        ------------
consents that without intending to limit any additional remedies that may be available, temporary and permanent injunctive and other equitable relief may be granted without proof of actual damage or the inadequacy of legal remedy in any Proceeding that may be brought to enforce any of the provisions of this
Section 7.10, and (iii) hereby waives any and all defenses it may have on the
------------
ground of damages as an adequate remedy at law.

                     (d) Tolling; Blue Penciling. The length of time for which
                         -----------------------
the covenants contained in this Section 7.10 shall be in force shall not
                                ------------
include any period of violation. In the event that the covenants contained in this Section 7.10 shall be determined by any court of competent jurisdiction
     ------------
to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

                  SECTION 7.11 FINANCING. As soon as practicable following the
                               ---------
date hereof, the Buyer Entities shall use commercially reasonable efforts to arrange financing in an amount not less than the Company Financing Amount, including using commercially reasonable efforts to (i) negotiate commitment letters and/or definitive financing agreements with respect thereto, (ii) satisfy on a timely basis all conditions applicable to the Buyer Entities in any commitment letters or definitive financing agreements that are within their control and (iii) consummate at or before Closing the financing contemplated by any definitive financing agreements. Each Buyer Entity shall use commercially reasonable efforts to perform all obligations required to be performed by it in accordance with and pursuant to the terms of any commitment letters or definitive financing agreements it enters into and to maintain any such commitment letters and definitive financing agreements in full force and effect in accordance with their terms. The Buyer Entities agree to notify the Akzo Nobel Entities promptly of any breach by any party of any term of any commitment letter or definitive financing agreement that they know of, and of any termination of the financing contemplated by any commitment letter or definitive financing agreement or following the receipt by any Buyer Entity of notification from any financing source under any commitment letter or definitive financing agreement of such source's inability or refusal to provide the financing contemplated thereby. The Buyer Entities shall keep the Akzo Nobel Entities fully informed on a reasonably current basis in reasonable detail of any significant developments relating to the proposed financing and the status of their efforts to arrange the financing, including delivery of commitment letters and/or definitive financing agreements with respect to such financings within two Business Days of receipt of such documents.

                  SECTION 7.12 DISENTANGLEMENT TRANSACTIONS AND CONTINUING
                               -------------------------------------------
SERVICES.
--------

                     (a) From the date hereof until the Closing, each party shall, and shall cause its Affiliates to, use reasonable best efforts to consummate each of the transactions described on Schedule 7.12(a) and any
                                                 ---------------
exhibits thereto (each such transaction, a "Disentanglement Transaction" and
                                            ---------------------------
collectively, the "Disentanglement Transactions") prior to the Closing, in
                   ----------------------------
each case within the estimated "single occurrence cost" set forth opposite such Disentanglement Transaction on Schedule 7.12(a) (such cost, the
                                    ----------------
"Disentanglement Cost"), including to the extent necessary to (i) entering
 --------------------
into agreements, documents and instruments, including, if applicable, amendments to existing agreements, documents and instruments, in form and substance reasonably satisfactory to Solutia and the Akzo Nobel Entities with respect to the Disentanglement Transactions (such agreements, documents, instruments and amendments, the "Disentanglement Transaction Documents"), (ii)
                                 -------------------------------------
giving any notices to, making any filings with and obtaining any consents, approvals or authorizations from, any third party, including any Governmental Authority, necessary or appropriate to effectuate the Disentanglement

Transactions and (iii) complying with all provisions of Law with respect to the Disentanglement Transactions.

                     (b) To the extent a Disentanglement Transaction (or portion thereof) is not completed prior to Closing, (i) each party shall, and shall cause their respective Affiliates to, use reasonable best efforts to consummate such Disentanglement Transaction (or portion thereof) as promptly as practicable after the Closing and (ii) the Akzo Nobel Entities shall reimburse the Company Entities for 50% of the Disentanglement Costs incurred after the Closing or incurred but not paid as of immediately prior to the Closing. Notwithstanding the foregoing, in no event shall (i) the amount for which the Akzo Nobel Entities are required to reimburse the Company Entities for any such Disentanglement Transaction pursuant to the immediately preceding sentence exceed 50% of the difference between the Disentanglement Cost set forth on Schedule 7.12(a) opposite such Disentanglement Transaction and the amounts paid pre-closing with respect to such Disentanglement Transaction by the Company Entities and (ii) Akzo Nobel be liable for any Disentanglement Costs incurred after the first anniversary of the Closing. Any payment due to the Company Entities pursuant to this Section 7.12(b) shall be made promptly (and in any event within ten (10) Business Days) following the date on which the Akzo Nobel Entitles are notified in writing of the amount of any Disentanglement Cost incurred after the Closing or incurred but not paid as of immediately prior to the Closing, together with documents or other instruments, if any, reasonably evidencing the existence and amount of such Disentanglement Cost.

                     (c) Schedule 7.12(c) lists (i) each facility at which an
                         ----------------
Akzo Nobel Entity or an Affiliate thereof will continue to provide services or products to a Company Entity or Company Subsidiary following the Closing pursuant to the applicable Services Agreement, (ii) services or products that such Akzo Nobel Entity or Affiliate thereof shall, on the terms and subject to the conditions which are more fully set forth in the applicable Services Agreement, provide at each such facility and (iii) the basis on which the costs for providing such services or products will be allocated to the relevant Company Entity or Company Subsidiary, as more fully set forth in the applicable Services Agreements.

                     (d) Notwithstanding the foregoing, the parties will negotiate the terms of the Services Agreements and, to the extent applicable, the Disentanglement Transaction Documents, in accordance with the following principles:

                        (i) except to the extent expressly modified or amended by this Agreement (including Schedule 7.12(c)) or another Transaction
                                      ----------------
         Document, each such agreement shall have substantially similar terms as the Master Operating Agreement with respect to the services and products provided to any facility thereunder immediately prior to the Closing, except as modified to reflect the Disentanglement Transactions and modifications to any lease of real property contained therein to incorporate customary terms that are no less favorable in any material respect to the Company Entities;

                        (ii) subject to any agreed upon modifications resulting from any change in the scope and nature of services or products provided as a result of the Disentanglement Transactions (including as specified in Schedule 7.12(c)), any services and
                                    ----------------
         products provided under a Services Agreement will generally be provided on the same economic terms as such services and products are provided under the Master Operating Agreement immediately prior to Closing, including any price escalation provisions; and

                        (iii) the aggregate cost of the services and products provided under the applicable Services Agreement will be no greater than the current aggregate cost of the services and products provided by the Akzo Nobel Entities or their Affiliates to the Company Entities and the Company Subsidiaries under the Master Operating Agreement for any facility immediately prior to Closing (subject to the application of any price escalation provisions when and if triggered);

                     (e) Sections 7.12(c) and (d) shall terminate and have no
                         ----------------     ---
further force or effect as of the Closing.


                  SECTION 7.13 BANKRUPTCY FILINGS, COVENANTS AND AGREEMENTS.
                               --------------------------------------------
Solutia shall file a motion with the Bankruptcy Court seeking the issuance and entry by the Bankruptcy Court of the Transaction Approval Order promptly following execution of this Agreement, but in no event later than the date necessary to have such motion heard by the Bankruptcy Court at the first regularly scheduled hearing in the Chapter 11 Cases following the execution of the Agreement, unless the date of such hearing is less than 20 days from the date of this Agreement, in which case Solutia shall file such motion with the Bankruptcy Court no later than the date necessary to have such motion heard by the Bankruptcy Court at the next succeeding regularly schedule hearing in the Chapter 11 Cases, and shall use its commercially reasonable efforts to have the Bankruptcy Court issue and enter the Transaction Approval Order as soon as practicable. Solutia agrees to promptly take any action reasonably necessary or appropriate, and each Akzo Nobel Entity and each Company Entity agrees, upon the request of Solutia, to take any action reasonably necessary or appropriate, in each case to obtain the issuance and entry of the Transaction Approval Order, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court.

                  SECTION 7.14 UPDATES; CHANGES IN CIRCUMSTANCE. Each party to
                               --------------------------------
this Agreement agrees that it shall promptly notify in writing the other parties hereto if such notifying party becomes aware of any breach of, or inaccuracy in, or of any fact or circumstances constituting or resulting in the breach of, or inaccuracy in, any representation, warranty or covenant of such notifying party, and such notifying party shall contemporaneously provide the others with true and complete copies of any and all information or documents relating to, and will use commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any such covenant or agreement under this Agreement to be breached or that renders or will render untrue any such representation or warranty contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. No notice given (or any failure to give notice) pursuant to this
Section 7.14 shall have any effect on (a) the representations, warranties,
------------
covenants or agreements contained in this Agreement for purposes of determining the satisfaction of any condition contained herein or (b) any right to indemnity hereunder.

                  SECTION 7.15 TERMINATION OF JOINT VENTURE AGREEMENT. The
                               --------------------------------------
parties acknowledge and agree that the Joint Venture Agreement shall automatically terminate as of the

Effective Time and thereafter, no Akzo Nobel Entity or any Buyer Entity shall have any rights, interests, remedies, including any rights as a third party beneficiary, or any duties, obligations or liabilities, under the Joint Venture Agreement. Notwithstanding the foregoing, the parties acknowledge and agree that the termination of the Joint Venture Agreement shall have no effect on any of the Transaction Documents, the Services Agreements, the Continuing Affiliate Agreements, the Governing Documents of the Company Entities and Company Subsidiaries or any other document or agreement between any of the parties hereto or between any of the parties hereto and any of the Company Subsidiaries.

                  SECTION 7.16 COOPERATION WITH JOINT DEFENSE PROCEEDINGS.
                               ------------------------------------------

                     (a) From and after the Closing, with respect to the Joint Defense Proceedings (as defined below), the Akzo Nobel Entities, on the one hand, and the Buyer Entities, on the other hand (for purposes of this Section
                                                                      -------
7.16, the Akzo Nobel Entities and the Buyer Entities, with respect to each
----
other, the "Other Parties"), shall and shall cause their respective Affiliates
            -------------
and their successors and assigns to, provide reasonable cooperation and assistance to each other as may be requested from time to time, including, to the extent relevant to the Joint Defense Proceedings, (A) access to information and records (including the right to take copies and, if required, originals and use any such material in any Proceeding, inquiry, hearing trial or settlement), (B) access to any premises and any computer/information systems, whether existing before or after the Closing Date, (C) access to current and (to the extent within their power) former Representatives of any Akzo Nobel Entity or any Buyer Entity, as the case may be, including making available such Representatives to provide witness statements and appear as witnesses at any Proceeding, inquiry, hearing or trial, (D) access to any customers, suppliers or other persons of any Akzo Nobel Entity or any Buyer Entity, as the case may be, and (E) serving as a party to and signing any proceeding, pleading, claim, statement, affidavit, settlement, offer, document or other material as the Akzo Nobel Entities or the Buyer Entities may require; provided, that the foregoing cooperation provisions do not obligate
         --------
any party to produce data, documents, information or Persons to the Other Parties on account of a third party discovery request (including subpoenas, orders, letters rogatory, interrogatories, requests for production of documents and things) directed to such Other Parties, and all parties reserve their rights under applicable Laws and international agreements related to any such discovery.

                     (b) Each party acknowledges and agrees that after the Closing, with respect to (x) the Rubicon Litigation and the antitrust claims of the PPD2 Litigation, and (y) any Proceedings, claims, inquiries, hearings, trials, settlements and obligations arising after the Closing Date that relate to or arise out of the same facts and circumstances that gave rise to the Rubicon Litigation except those proceedings, claims, inquiries, hearings, trials, settlements and obligations relating to Taxes ((x) and (y) together, the "Joint Defense Proceedings"), the Akzo Nobel Entities and the Buyer
     -------------------------
Entities shall (A) jointly control and jointly conduct all matters relating thereto, including the negotiation, settlement (including any request or application for leniency, immunity or amnesty from any Governmental Authority), compromise or discharge of any liabilities (including any fine, penalty or imposition) and the making of any offer regarding the foregoing, and neither the Akzo Nobel Entities nor the Buyer Entities shall do any of the foregoing without the prior written consent of the Other Parties or unless expressly requested in writing by such Other Parties, (B) promptly provide the Other Parties with all notices, requests, inquiries, minutes of meetings, correspondence, documents, claims, court papers and any other material received which is relevant to the Joint Defense Proceedings, including any such material received from any Governmental Authority, (C) not engage in any correspondence, meeting or any other communication with any Governmental Authority, adverse party or plaintiff relating to or in connection with the Joint Defense Proceedings without the prior consent of the Other Parties, (D) follow the reasonable directions of the Other Parties in dealing with any of the matters set forth in paragraphs (c) and (d) below and generally in connection with the Joint Defense Proceedings, and (E) comply with any requirements and conditions under any amnesty, immunity, leniency, or settlement agreements or arrangements with any Governmental Authority or third party.

                     (c) Without prejudice to the generality of Section
                                                                -------
7.16(a), each party acknowledges that its cooperation and assistance will from
-------
time to time be required in order to assist the Other Parties to comply with obligations and undertakings arising from rules or court orders, which may contain deadlines or time limits. Each party acknowledges that its cooperation and assistance will not be reasonable if it is not forthcoming in sufficient time for the Other Parties to comply with such orders, deadlines and time limits.

                     (d) All information and matters relating to the Joint Defense Proceedings, including the requests for cooperation and assistance and the actual cooperation and assistance provided, shall be treated strictly confidential in accordance with Section 7.2(d). Each party shall not, and
                                --------------
shall cause its Representatives and Affiliates not to, disclose such confidential information to any third party without the prior written consent of the other parties.

                  SECTION 7.17 TRANSFERRED INTELLECTUAL PROPERTY. After the
                               ---------------------------------
Closing, the Akzo Nobel Entities shall, and shall cause their Affiliates to, from time to time, at the request of any Company Entity and/or Company Subsidiary, (i) execute and deliver such other documents, agreements and other instruments of conveyance, assignment and transfer as are necessary or appropriate to evidence, record or implement the conveyance, assignment and transfer of the Transferred Intellectual Property, and (ii) take any and all other action as may be reasonably necessary or appropriate to vest in each Company Entity and/or Company Subsidiary good and valid title (including the registration or recording of such title with the appropriate Governmental Entity or other Person) to the Transferred Intellectual Property, including in connection with (x) the prosecution or defense of any infringement or other Proceedings that may arise in connection with any Transferred Intellectual Property (including testifying as to any facts relating to any Transferred Intellectual Property) and (y) the recordation or implementation of the conveyance, assignment and transfer of the Transferred Intellectual property; provided that all costs and expenses of such actions shall be borne by the
--------
Company Entities.

                                 ARTICLE VIII

                                  TERMINATION

                  SECTION 8.1 TERMINATION. This Agreement may be terminated
                              -----------
and the Transactions may be abandoned at any time prior to the Closing:

                     (a) by the mutual written consent of the Akzo Nobel Entities and Solutia (on behalf of itself and the Company Entities);

                     (b) by the Akzo Nobel Entities, on the one hand, or Solutia (on behalf of itself and the Company Entities), on the other hand, upon written notice to the other parties, if the Closing has not occurred on or before May 25, 2007 (the "Outside Date");
                             ------------

                     (c) by the Akzo Nobel Entities, on the one hand, or Solutia (on behalf of itself and the Company Entities), on the other hand, upon written notice to the other parties, if any court or Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action enjoining or otherwise prohibiting the Transactions and such order, decree or ruling or other action shall have become final and nonappealable;

                     (d) by the Akzo Nobel Entities, on the one hand, or Solutia (on behalf of itself and the Company Entities), on the other hand, if the Transaction Approval Order shall not have been entered by the Bankruptcy Court within ninety (90) days following the date of this Agreement; or

                     (e) by the Akzo Nobel Entities, if the Buyer Entities do not obtain (i) binding commitment letters and/or (ii) definitive financing agreements, with respect to the Company Financing Amount by February 28, 2007;

                  SECTION 8.2 PROCEDURE AND EFFECT OF TERMINATION. In the
                              -----------------------------------
event of the termination of this Agreement and the abandonment of the Transactions pursuant to Section 8.1, written notice thereof shall forthwith
                         -----------
be given to the other parties by the terminating party. If this Agreement is terminated and the Transactions are abandoned as provided herein:

                     (a) each party will redeliver all documents, work papers and other material of any other party relating to the Transactions, whether so obtained before or after the execution of this Agreement, to the party furnishing the same; and

                     (b) no party to this Agreement will have any liability under this Agreement to any other party, except (i) that nothing herein shall relieve any party from any liability for any breach of any of the representations, warranties, covenants and agreements set forth in this Agreement, (ii) the provisions of Article X other than Section 10.16 shall
                                  ---------            -------------
survive such termination and (iii) Solutia shall reimburse the Company Entities for all costs and expenses incurred by the Company Entities with respect to, and shall indemnify and hold the Seller Indemnified Persons harmless from and in respect of any Losses incurred by a Seller Indemnified Person arising out of relating to, any Company Entity entering into, or intending to enter into, a commitment letter and/or definitive financing agreements with respect to the Company Financing Amount or any replacement financing as contemplated by Section 6.8. All such costs and expenses required to be reimbursed to the Company Entities pursuant to clause (iii) of the immediately preceding sentence shall be paid within ten (10) Business Days following termination of this Agreement.

                                  ARTICLE IX

                                INDEMNIFICATION

                  SECTION 9.1 INDEMNIFICATION BY THE AKZO NOBEL ENTITIES.
                              ------------------------------------------

                     (a) General Indemnification. Subject to the terms,
                         -----------------------
conditions and limits set forth in this Article IX, from and after the
                                        ----------
Closing, the Akzo Nobel Entities shall, jointly and severally, indemnify, defend and hold (x) the Company Entities and their respective Subsidiaries, officers, directors, employees, agents and representatives (the "Company
                                                                 -------
Indemnified Persons") and (y) Solutia and its Affiliates, officers, directors,
-------------------
partners, equityholders, stockholders, employees, agents and representatives (the "Solutia Indemnified Persons" and, together with the Company Indemnified
      ---------------------------
Persons, the "Buyer Indemnified Persons") harmless from and in respect of:
              -------------------------

                        (i) any and all actual losses, claims, liabilities, obligations, damages, fines, penalties, settlements, costs, in each case including reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel, experts and accountants) (collectively, "Losses") incurred by the Buyer Indemnified Persons
                         ------
         arising out of any breach of any representation or warranty of any Akzo Nobel Entity set forth in this Agreement;

                        (ii) any and all Losses incurred by the Buyer Indemnified Persons arising out of any breach of any covenant of any Akzo Nobel Entity contained in this Agreement;

                        (iii) 50% of all Losses incurred by the Company Indemnified Persons arising out of the Joint Defense Proceedings; and

                        (iv) 50% of all Pre-Closing Taxes except such Taxes incurred as the result of any transactions outside the ordinary course of business undertaken on the Closing Date but after the Closing.

                        (b) Limitations. Notwithstanding anything to the
                            -----------
contrary contained herein:

                        (i) none of the Buyer Indemnified Persons shall assert or be entitled to recover from any Akzo Nobel Entity for any claim for indemnity hereunder in respect of Losses under Section 9.1(a)(i)
                                                            -----------------
         unless and until the total amount of all such claims against the Akzo Nobel Entities in respect of such Losses exceeds one million dollars ($1,000,000) (the "Basket"), and in such event the Buyer Indemnified
                            ------
         Persons shall be entitled to be indemnified for all Losses from the first dollar of Losses; provided that no such claim may be asserted
                                 --------
         until the Losses attributable to any claim or set of related claims equals or exceeds two hundred fifty thousand dollars ($250,000) (the "Minimum Claim Amount"); and
          --------------------

                        (ii) the Buyer Indemnified Persons shall not assert or be entitled to recover from the Akzo Nobel Entities, nor shall the Akzo Nobel Entities be responsible to pay, more than twenty one million two hundred fifty thousand dollars ($21,250,000) (the "Cap") for any and all
                                              ---
         indemnifiable claims for indemnity in respect of Losses arising under
         Section 9.1(a)(i); provided, however, that none of the Basket, the
         -----------------  --------  -------
         Cap or the Minimum Claim Amount shall apply with respect to any amounts payable in respect of Losses for breaches under Sections 2.1,
                                                                 ------------
         2.2, 2.3, 2.4 or 2.5 or with respect to any amounts payable in
         ---  ---  ---    ---
         respect of Losses under Section 9.1(a)(ii), (iii) or (iv), or in
                                 ------------------  -----    ----
         respect of fraud or knowing misrepresentations. For purposes of determining any breach of, or calculating the amount of Losses incurred by the Buyer Indemnified Persons arising out of or resulting from, any breach of a representation by any Akzo Nobel Entity, the references to materiality or other correlative terms shall be disregarded.

                  SECTION 9.2 INDEMNIFICATION BY THE BUYER ENTITIES.
                              -------------------------------------

                     (a) General Indemnification. Subject to the terms,
                         -----------------------
conditions and limits set forth in this Article IX, from and after the
                                        ----------
Closing, the Buyer Entities shall, jointly and severally, indemnify, defend and hold each of the Akzo Nobel Entities and their respective Affiliates, officers, directors, partners, equityholders, employees, agents and representatives (the "Seller Indemnified Persons") harmless from and in
                      --------------------------
respect of:

                        (i) any and all Losses incurred by the Seller Indemnified Persons arising out of any breach of any representation or warranty (x) of Solutia set forth in this Agreement and (y) of the Company Entities set forth in Section 3.2 hereof;
                                       -----------

                        (ii) any and all actual Losses incurred by the Seller Indemnified Persons arising out of any breach of any covenant of Solutia contained in this Agreement;

                        (iii) any and all actual Losses incurred by the Seller Indemnified Parties arising out of the UK Pension Plan;

                        (iv) any and all actual Losses incurred by the Seller Indemnified Persons arising out of the conduct of business of any Company Entity or Company Subsidiary after the Closing Date, other than Losses for which the Buyer Indemnified Persons are entitled to indemnification pursuant to Section 9.6; and
                                     -----------

                        (v) any and all Post-Closing Taxes, including any Taxes incurred as the result of any transactions outside the ordinary course of business undertaken on the Closing Date but after the Closing.

                        (b) Limitations. Notwithstanding anything to the
                            -----------
contrary contained herein:

                        (i) none of the Seller Indemnified Persons shall assert or be entitled to recover from the Buyer Entities for any claim for indemnity in respect of Losses arising under Section
                                                                -------
         9.2(a)(i) unless and until the total amount of all such claims
         ---------
         against the Buyer Entities in respect of such Losses exceeds the Basket, and in such event the Seller Indemnified Persons shall be entitled to be indemnified for all Losses from the first dollar of Losses; provided that no such claims may be asserted until the Losses
                 --------
         attributable to any claim or set of related claims equal or exceed the Minimum Claim Amount;

                        (ii) the Seller Indemnified Persons shall not assert or be entitled to recover from the Buyer Entities, nor shall the Buyer Entities be responsible to pay, more than the Cap for any and all indemnifiable claims for indemnity in respect of Losses arising under Section 9.2(a)(i); provided, however, that none of the Basket,
               -----------------  --------  -------
         the Cap or the Minimum Claim Amount shall apply with respect to any amounts payable in respect of Losses for breaches under Sections 4.1,
                                                                 ------------
         4.2, 4.3 or 4.5 or with respect to any amounts payable in respect of
         ---  ---    ---
         Losses under Section 9.2(a)(ii), (iii), (iv) or (v), or in respect of
                      ------------------  -----  ----    ---
         fraud or knowing misrepresentations. For purposes of determining any breach of, or calculating the amount of Losses incurred by the Seller Indemnified Persons arising out of or resulting from, any breach of a representation by any Buyer, the references to materiality or other correlative terms shall be disregarded.

                        (iii) Solutia shall have no obligation to indemnify the Seller Indemnified Persons in respect of Section 9.2(a)(i)(y) for
                                                      --------------------
         any claim made after a Flexsys Change of Control.

                  SECTION 9.3 INDEMNIFICATION CALCULATIONS.
                              ----------------------------

                     (a) The amount of any Losses for which indemnification is
provided under this Article IX shall be computed net of any third-party
                    ----------
insurance proceeds and recoveries in respect of third party indemnification obligations actually received by the party or parties seeking indemnification (the "Indemnified Party") in connection with such Losses. The Indemnified
      -----------------
Party shall use commercially reasonable efforts to obtain recovery in respect of any Losses from any insurer or other third party indemnity in respect of such Losses. If an Indemnified Party receives such insurance proceeds or indemnification recoveries in connection with Losses for which it has received indemnification hereunder, such party shall refund to the party or parties that have provided indemnification hereunder (the "Indemnifying Party") the
                                                   ------------------
amount of such insurance proceeds or recovery when received, up to the amount of indemnification received hereunder with respect to such Losses. If any Loss with respect to which an Indemnified Party has actually been indemnified under this Article IX (an "Indemnity Claim") gives rise to a Tax Benefit to such
     ----------      ---------------
Indemnified Party, such Indemnified Party shall refund to the Indemnifying Party the amount of such Tax Benefit when, as and if, and only to the extent actually realized and recognized; provided, however, that such obligation of
                                  --------  -------
the Indemnified Party to refund to the Indemnifying Party the amount of any Tax Benefit shall only apply to the extent that such Tax Benefit is actually realized and recognized within seven (7) years following the date on which such Indemnity Claim is made. For the purposes of this Section 9.3(a), a "Tax
                                                       --------------     ---
Benefit" to an Indemnified Party means an amount by which the Tax liability of
-------
such Indemnified Party (or such group of entities that files a consolidated, combined or unitary Tax Return that includes such Indemnified Party) currently payable in cash is actually reduced by deduction or credit, net of any increase in such Indemnified Party's Tax liability as a result of its receipt of payment in respect of such Indemnity Claim (but in any case, not below zero), calculated as if such deduction or credit was the last item taken into account by such Indemnified Party (or such group of entities that files a consolidated, combined or unitary Tax

Return that includes such Indemnified Party) in calculating its Tax liability for each relevant taxable period.

                     (b) The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

                     (c) Each Indemnified Party shall take all commercially reasonable steps to mitigate any Loss in respect of which a claim could be made under this Article IX or any other provision of this Agreement.
                ----------

                     (d) No party shall be entitled to recover for more than the full amount of any Loss under the provisions of this Agreement in respect of any such Loss.

                  SECTION 9.4 SURVIVAL.
                              --------

                     (a) Except for the representations and warranties of the Company Entities in Article III of this Agreement (other than Section 3.2),
                    -----------                               -----------
which shall terminate upon the Closing, the respective representations and warranties of the Akzo Nobel Entities and Solutia will survive the Closing and will remain in full force and effect thereafter until eighteen (18) months following the Closing Date; provided that the representations and warranties
                            --------
set forth in Section 2.1 (Ownership of Acquired Interests), Section 2.2
             -----------                                    -----------
(Organization), Section 2.3 (Authorization, Etc.), Section 2.5 (No Brokers' or
                -----------                        -----------
Other Fees), Section 3.2 (Authorization), Section 4.1 (Organization), Section
             -----------                  -----------                 -------
4.2 (Authorization, Etc.), Section 4.5 (No Brokers or Other Fees) will survive
---                        -----------
in perpetuity. Any claim for indemnification made by a party under Section
                                                                   -------
9.1(a)(i) or Section 9.2(a)(i) in accordance with the terms of this Article IX
---------    -----------------                                      ----------
prior to the expiration of the survival period for the relevant representation or warranty will survive beyond such period until finally and conclusively resolved.

                     (b) The covenants and agreements contained herein shall survive indefinitely unless a shorter period is provided by the terms of any specific covenant or agreement, in which case such shorter term shall apply solely to such covenant or agreement.

                  SECTION 9.5 NOTICE AND OPPORTUNITY TO DEFEND.
                              --------------------------------

                     (a) If there occurs an event which a party asserts is an indemnifiable event pursuant to Section 9.1, Section 9.2 or Section 9.6, the
                                -----------  -----------    -----------
Indemnified Party shall notify the Indemnifying Party promptly in writing specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted.

                     (b) If any event described in Section 9.5(a) (other than
                                                   --------------
any claim, inquiry or Proceeding that constitutes a Joint Defense Proceeding) involves (a) any Person other than a party hereto or (b) the commencement of any Proceeding by any Person other than a party hereto (any such claim or Proceeding being hereinafter referred to as a "Third Party Claim"), the
                                               -----------------
Indemnified Party shall give such Indemnifying Party prompt written notice of such Third Party Claim which specifies the facts constituting the basis of such Third Party Claim and the amount, to the extent known, of such Third Party Claim; provided, however, that the failure to provide prompt notice as
             --------  -------
provided herein will relieve the Indemnifying Party of its obligations hereunder
only to the extent that such failure prejudices the Indemnifying
Party hereunder. The Indemnifying Party shall be entitled to participate in such Third Party Claim and to assume the defense thereof with counsel selected by the Indemnifying Party; provided that the Indemnifying Party notifies the
                           --------
Indemnified Party in writing of its election to assume such defense within ten
(10) calendar days of receipt of notice from the Indemnified Party of such Third Party Claim. After notice from the Indemnifying Party to the Indemnified Party that the Indemnifying Party has elected to assume the defense of any Third Party Claim, the Indemnifying Party shall not, except as expressly permitted in this Section 9.5(b), be liable for any legal, investigative or
                  --------------
other fees or expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided that, after such notice, the
                                     --------
Indemnifying Party, regardless of whether it is otherwise required to indemnify the Indemnified Party hereunder with respect to such Third Party Claim, shall be responsible for the costs and fees of its attorneys and related litigation expenses incurred by it in the defense of such Third Party Claim. Notwithstanding the Indemnifying Party's election to assume the defense of any such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel (including local counsel) and participate in (but not control) such defense. In the event that the Indemnified Party elects to employ separate counsel in such defense, the Indemnifying Party shall bear reasonable fees and expenses of such separate counsel only if (x) the defendants in any such Proceeding include both the Indemnified Party and the Indemnifying Party and the Indemnified Party has legal defenses available to it that are different from or in addition to those available to the Indemnifying Party, or (y) counsel for the Indemnifying Party shall have given written authorization for the Indemnified Party to employ separate counsel at the expenses of the Indemnifying Party; provided that with respect to each
                                        --------
Indemnified Party in such circumstance, the Indemnifying Party shall not be required to bear the fees and expenses of more than one firm of attorneys, other than one firm of local counsel in each jurisdiction where the primary counsel is not admitted to practice and where local counsel is necessary. Subject to bona fide concerns for confidentiality and attorney-client privilege, the Indemnifying Party and the Indemnified Party agree to cooperate fully with each other and their respective counsel in connection with the defense, negotiation or settlement of any such Third Party Claim, including providing reasonable access to any relevant books and records, properties and Representatives, regardless of whether the Indemnifying Party has assumed the defense thereof. If the Indemnifying Party assumes the defense of a Third Party Claim, no settlement or compromise thereof may be effected (A) by the Indemnifying Party without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) or (B) by the Indemnified Party without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). In the conduct of the defense of any Third Party Claim, the Indemnifying Party shall represent the interests of the Indemnified Party in good faith and in a competent and diligent manner. If the Indemnifying Party elects not to assume the defense of a Third Party Claim, the Indemnified Party shall undertake the defense of any such Third Party Claim with counsel selected by the Indemnified Party, and the Indemnifying Party shall bear reasonable fees and expenses of such counsel. In no event shall an Indemnifying Party be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, this Section 9.5(b) shall not apply to any claim, inquiry or Proceeding that
     --------------
constitutes a Joint Defense Proceeding.

                  SECTION 9.6 ENVIRONMENTAL INDEMNIFICATION.
                              -----------------------------

                     (a) Indemnification. Schedule 9.6(a) sets forth a list of
                         ---------------  ---------------
(i) the Solutia Contributed Facilities, (ii) the Akzo Nobel Contributed Facilities, (iii) certain sites and entities acquired by any Company Entity or Company Subsidiary after the Effective Date (as defined in the Joint Venture Agreement) (the "After-Acquired Facilities") and (iv) the subset of Akzo Nobel
                 -------------------------
Contributed Facilities which shall be subject to a Services Agreement (the "Continuing Services Facilities"). Subject to the presumptions and limitations
 ------------------------------
set forth in this Section 9.6, from and after the Closing:
                  -----------

                     (i) the Buyer Entities shall jointly and severally indemnify, defend and hold the Seller Indemnified Persons harmless from and in respect of any and all Losses arising out of (A) any event or condition involving the Release of Hazardous Materials occurring prior to the Closing Date at, on or from any of the Solutia Contributed Facilities, (B) any offsite disposal or arrangement for disposal of Hazardous Materials generated at or upon any of the Solutia Contributed Facilities to the extent of any such disposal or arrangement for disposal occurring prior to the Closing Date, (C) any violation of Environmental Laws occurring at or relating to any of the Solutia Contributed Facilities occurring prior to the Closing Date, (D) any event or condition involving the Release of Hazardous Materials occurring after the Closing Date at, on or from any of the Solutia Contributed Facilities , and (E) any event or condition involving the Release of Hazardous Materials occurring after the Closing Date at, on or from any of the Continuing Service Facilities solely to the extent caused by the Buyer Entities, except, solely in the cases of (A), (B) and (C) above, to the extent the Buyer Entities can demonstrate, by clear and convincing evidence, that events occurring or conditions existing prior to the date on which a Solutia Contributed Facility was contributed to a Company Entity or Company Subsidiary were an insubstantial cause of any Losses subject to this
         Section 9.6(a)(i), in which case the Buyer Entities shall only
         -----------------
         indemnify the Seller Indemnified Persons for 50% of such Losses;

                     (ii) the Akzo Nobel Entities shall jointly and severally indemnify, defend and hold the Buyer Indemnified Persons harmless from and in respect of any and all Losses (subject, with respect to the Nienburg and Sete Akzo Nobel Contributed Facilities, to the last three sentences of this Section 9.6(a)(ii)) arising out of (A) any event or condition involving the Release of Hazardous Materials occurring prior to the Closing Date at, on or from any of the Akzo Nobel Contributed Facilities, (B) any offsite disposal or arrangement for disposal of Hazardous Materials generated at or upon any of the Akzo Nobel Contributed Facilities to the extent of any such disposal or arrangement for disposal occurring prior to the Closing Date, (C) any violation of Environmental Laws occurring at or relating to any of the Akzo Nobel Contributed Facilities occurring prior to the Closing Date, and (D) any event or condition involving the Release of Hazardous Materials occurring after the Closing Date at, on or from any of the Akzo Nobel Contributed Facilities (including, for the avoidance of doubt, the Continuing Service Facilities) caused by any of the Akzo Nobel Entities except, solely in the cases of (A), (B) and (C) above, to the extent the Akzo Nobel Entities can demonstrate, by clear and convincing evidence, that events occurring or conditions existing prior to the date on which an Akzo Nobel Contributed Facility was contributed to a Company Entity or Company Subsidiary were an insubstantial cause of any Losses subject to this Section
                                                                   -------
         9.6(a)(ii), in which case the Akzo Nobel Entities shall only
         ----------
         indemnify the Buyer Indemnified Persons for 50% of such Losses. Notwithstanding anything to the contrary in this Section 9.6(a)(ii), prior to the Exhaustion of Solvay Remedies, solely with respect to the Sete and Nienburg Akzo Nobel Contributed Facilities, the Akzo Nobel Entities shall only be obligated to indemnify the Buyer Indemnified Persons for 75% of any Losses required to be indemnified pursuant to this Section 9.6(a)(ii) (the "Preliminary Allocation").
                                                   ----------------------
         Upon the Exhaustion of Solvay Remedies in respect of any given Loss, the Buyer Indemnified Persons shall notify the Akzo Nobel Entities in writing of the amount, if any, actually recovered as a result of the Exhaustion of Solvay Remedies less any fees or expenses reasonably incurred by the Buyer Indemnified Persons in obtaining such amount (a "Solvay Recovery"), which notice shall include documents or other
          ---------------
         instruments, if any, reasonably evidencing the existence and amount of such Solvay Recovery. If, in respect of such Loss, the sum of (1) the actual amount paid by the Akzo Nobel Entities to the Buyer Indemnified Entities in satisfaction of the Preliminary Allocation plus (2) the Solvay Recovery is (A) less than the total amount of
         ----
         such Losses, then the Akzo Nobel Entities shall pay to the Buyer Indemnified Persons the amount of such deficit or (B) greater than the total amount of such Losses, then the Buyer Indemnified Persons shall pay to the Akzo Nobel Entities the amount of such excess up to the total amount actually paid by the Akzo Nobel Entities to the Buyer Indemnified Parties in satisfaction of the Preliminary Allocation; and

                        (iii) the Akzo Nobel Entities and the Buyer Entities

         shall jointly and severally indemnify, defend and hold harmless the Buyer Indemnified Persons and the Seller Indemnified Persons, respectively, from and in respect of fifty percent (50%) of any and all Losses arising out of (A) any event or condition involving the Release of Hazardous Materials occurring prior to the Closing Date at, on or from any of the After-Acquired Facilities, (B) any offsite disposal or arrangement for disposal of Hazardous Materials generated at or upon any of the After-Acquired Facilities to the extent of any such disposal or arrangement for disposal occurring prior to the Closing Date, and (C) any violation of Environmental Laws occurring at or relating to any of the After-Acquired Facilities occurring prior to the Closing Date; provided that the Akzo Nobel Entities
                                    --------
         shall, prior to the Exhaustion of Solvay Remedies, have no obligation to indemnify the Buyer Indemnified Persons pursuant to this Section
                                                                     -------
         9.6(a)(iii) for any Losses arising out of or relating to any of the
         -----------
         matters referred to in clauses (A), (B) or (C) above at the Industriepark Nienburg GmbH After-Acquired Facility. Upon the Exhaustion of Solvay Remedies with respect to any given Loss, the Buyer Indemnified Persons shall notify the Akzo Nobel Entities in writing of the amount of the Solvay Recovery, which notice shall include documents or other instruments, if any, reasonably evidencing the existence and amount of such Solvay Recovery. If, in respect of such Loss, the Solvay Recovery is less than 50% of the total amount of such Losses, then the Akzo Nobel Entities shall pay to the Buyer Indemnified Persons the amount of such deficit.

                     (b) Phase II Environmental Investigations; Certain
                         ----------------------------------------------
Presumptions.
------------

                        (i) Within 30 days following the date hereof (the "Consultant Retention Deadline"), Solutia and the Akzo Nobel Entities
          -----------------------------
         shall retain a mutually acceptable consulting firm to conduct Phase II Environmental Investigations and environmental compliance reviews at the sites set forth on Schedule
                                                                    --------
         9.6(b)(i) (such sites, the "Phase II Facilities"), the cost of which
         ---------                   -------------------
         shall be shared equally by, and paid directly to the consulting firm by, Solutia and the Akzo Nobel Entities. Such Phase II Environmental Investigations and environmental compliance reviews shall be conducted in accordance with a scope of work mutually agreed upon by the parties prior to the Consultant Retention Deadline and shall be completed by the date which is six months after the Consultant Retention Deadline (the "Completion Deadline"). The scope of work for
                                  -------------------
         the Phase II Environmental Investigations shall direct the consultants to not only identify existing environmental conditions, but also to set forth the nature and extent of such conditions to the extent practicable and reasonable. The Completion Deadline may be extended for such additional three month periods as are reasonably necessary to complete such successive phases of Phase II Environmental Investigations or environmental compliance reviews as are reasonably necessary to establish and describe environmental conditions at the Phase II Facilities. The parties hereto shall cooperate with each other in connection with such Phase II Environmental Investigations and environmental compliance reviews. For purposes of any indemnification claim pursuant to this Section
                                                                    -------
         9.6 (x) to the extent the Losses for which indemnification is sought
         ---
         pursuant to this Section 9.6 arise out of an event or condition
                          -----------
         identified in the Phase II Environmental Investigations or environmental compliance review conducted pursuant to this Section
                                                                    -------
         9.6(b), such Losses shall conclusively be deemed to have resulted
         ------
         from events occurring or conditions existing prior to the Closing Date, and (y) to the extent the Losses for which indemnification is sought relate to or arise out of an event or condition not identified in the Phase II Environmental Investigations or environmental compliance reviews, such Losses shall be presumed to have resulted from events occurring or conditions created after the Closing Date;

                        (ii) With respect to any claim for indemnification pursuant to this Section 9.6, other then Section 9.6(a)(i)(E) or
                          -----------
         Section 9.6(a)(ii)(D), to the extent the Losses for which indemnification is sought relate to or arise out of the site described on Schedule 9.6(b)(ii), such Losses shall conclusively be
                      -------------------
         deemed to have resulted from events occurring or conditions existing prior to the date on which the relevant site was contributed to a Company Entity or Company Subsidiary. The Seller Indemnified Persons shall have no right to indemnification pursuant to Section 9.6(a)(i)(E) hereof and the Buyer Indemnified Persons shall have no right to indemnification pursuant to Section 9.6(a)(ii)(D) hereof, in either case with respect to the site described on Schedule 9.6(b)(ii)
                                                           -------------------
         unless the party seeking indemnification can demonstrate, by clear and convincing evidence, that events occurring or conditions existing prior to the Closing Date were an insubstantial cause of the relevant Losses.

                     (c) Limitations. Notwithstanding any of the other
                         -----------
provisions contained in this Section 9.6, no Indemnified Person shall be
                             -----------
entitled to recover under this Section 9.6, and no Indemnifying Person shall
                               -----------
have any obligation with respect to such claim to the extent the Losses for which indemnification is sought:

                        (i) arise from costs and expense incurred by an Indemnified Person in connection with Remedial Actions that are not
         (x) affirmatively required by Environmental Laws or by a Governmental Authority, including a court of relevant jurisdiction, acting within the lawful scope of its authority, pursuant to Environmental Laws or (y) reasonably conducted in response to a Third Party Claim for which reasonable prior written notice has been provided to such Indemnifying Person; or

                        (ii) are ordinary costs of any post-Closing
         construction, demolition, excavation, disturbance, renovation, expansion or refurbishment of any facilities owned, leased or operated by any Company Entity or Company Subsidiary, including any asbestos abatement obligations arising from such activities; provided
                                                                      --------
         that such activities are not otherwise required pursuant to an investigation, remediation, removal or other response action required by a Governmental Authority or required pursuant to Environmental Law or required to resolve in good faith a Third Party Claim for which reasonable prior written notice has been provided to the Indemnifying Party.

                     (d) Control, Cooperation; Change of Use. In addition to
                         -----------------------------------
procedures governing the defense of Third Party Claims contained in Section
                                                                    -------
9.5, the conduct of any environmental investigation, Remedial Action or other
---
response action (and any negotiation with Governmental Authorities regarding same) arising from any claim pursuant to this Section 9.6 shall be subject to
                                              -----------
the following (with any inconsistency between this Section 9.6(d) and Section
                                                   --------------     -------
9.5 to be resolved in favor of this Section 9.6(d)):
---                                 ---------------

                        (i) prior to first incurring material costs with respect to such action, the Indemnified Party shall promptly notify each Indemnifying Party of such claim in a reasonably detailed written communication and shall afford each Indemnifying Party a reasonable opportunity to evaluate the conditions giving rise to such claim, provided that the Indemnified Party shall not be in breach of
                --------
         its obligations under this Section 9.6(d)(i) if such notice or
                                    -----------------
         opportunity to evaluate cannot be practicably given and the Indemnified Party is required prior to such time to undertake any reasonable emergency investigation, remediation, removal or response action which is necessary to prevent a material threat to public or employee health, safety, or material injury to property, or any imminent and substantial endangerment to the environment;

                        (ii) except as provided in subparagraph (iii), the Buyer Entities shall have control over any environmental investigation, Remedial Action or other response action (and any negotiation with Governmental Authorities regarding same) undertaken after the Closing subject to an obligation to (a) in all cases consult in good faith with, and seek and reasonably incorporate the comments and input of, the Akzo Nobel Entities in connection therewith; and (b) except as to such response actions which could unreasonably interfere with the continued operation of the relevant real property for industrial purposes, obtain the consent of the Akzo Nobel Entities (not to be unreasonably withheld, conditioned or delayed), upon the receipt of which consent as to any particular response action (an "Approved Response Action"), for which the Akzo
                              ------------------------
         Nobel Entities are obligated to indemnify the Buyer Indemnified Persons under this Section 9.6, the Akzo Nobel Entities will directly
                            -----------
         bear, and pay to third party vendors, future direct costs with respect to such Approved Response Action;

                        (iii) the Akzo Nobel Entities shall have the right to undertake and control, at its sole cost and expense, Remedial Actions (and any negotiation with

         Governmental Authorities regarding same) to address conditions identified in the Phase II Environmental Investigations ("Phase II
                                                                   --------
         Conditions"); provided all such Remedial Actions are initiated by the
         ----------    --------
         Akzo Nobel Entities within nine months after completion of the Phase II Environmental Investigations and provided, as to any particular Phase II Condition, Akzo Nobel's indemnification obligations under this Section 9.6 have, by virtue of the limitations on such
              ----------------
         obligation set forth in Section 9.6(c)(i) hereof, not yet been
                                 -----------------
         triggered, and provided further that, at such time as the limitations set forth in Section 9.6(c)(i) cease to apply to any particular Phase
                      -----------------
         II Condition, this Section 9.6(d)(iii) shall cease to be applicable
                            -------------------
         and any Remedial Action with respect to such Phase II Condition shall thereafter be governed solely by Section 9.6(d)(ii) hereof. Such
                                          ------------------
         qualifying Remedial Actions shall hereinafter be referred to as "Voluntary Actions". Notwithstanding previous language in this
          -----------------
         subparagraph, in the event that the Akzo Nobel Entities have timely initiated Remedial Action to address Phase II Conditions, which Remedial Actions would otherwise constitute Voluntary Actions hereunder, the limitations set forth in Section 9.6(c)(i) shall not
                                                 -----------------
         cease to apply solely by virtue of the fact that such Remedial Actions are, as a condition to receiving Governmental Authority approval for such Remedial Action, embodied or memorialized in a consent agreement, consent order or consent decree between an Akzo Nobel Entity and such Governmental Authority; provided that, should
                                                       --------
         any Buyer Entity be named a party to any such consent agreement, consent order or consent decree which imposes upon any Buyer Entity any obligation or liability to conduct or fund any Remedial Action, such limitations in Section 9.6(c)(i) shall cease to apply. The Akzo
                             -----------------
         Nobel Entities shall provide reasonable notice to, consult in good faith with, seek and reasonably incorporate the comments and input of, and shall obtain the consent (not to be unreasonably withheld, conditioned or delayed) of, the Buyer Entities before initiating Voluntary Actions. The Akzo Nobel entities shall ensure that the Voluntary Actions do not interfere with the operations at the facility where Voluntary Actions are undertaken;

                        (iv) the Buyer Indemnified Persons, on the one hand, and the Seller Indemnified Persons, on the other hand, shall exchange information relevant to this Section 9.6 pursuant to the protection
                                      -----------
         of a joint defense agreement and shall otherwise reasonably cooperate, acting in good faith, to facilitate the cost-effective resolution of any claim or matter subject to this Section 9.6.
                                                           -----------
         Without limiting the generality of the foregoing, upon receipt of any reasonable request of the other party, provide such other party with copies of all relevant environmental reports, investigations, audits, assessments, tests, sampling data, memoranda, reviews, studies and other analyses conducted in relation to each site that is implicated in such claim or matter, the conduct of business at such site, and any other documents materially bearing on environmental liabilities relating to such site, which are in the possession, custody or control of the party requested to supply such material;

                        (v) where conducive to achieving the purposes of this
         Section 9.6, to the extent that any one of them has the legal
         -----------
         capacity to do so and provided it would not have a material adverse effect on the industrial use or operation of any real property subject to this Section 9.6 or require any Buyer Indemnified Person
                         -----------
         to incur material unindemnifiable costs, the Buyer Indemnified Persons shall, at the relevant Indemnifying Party's reasonable request, impose reasonable environmental deed or use restrictions, and/or accept the relevant Indemnifying Party's installation and maintenance of engineering controls on any real property subject to this Section 9.6;
                                  -----------

                        (vi) with respect to any construction, demolition, excavation, disturbance, renovation or refurbishment activity at or upon any such Akzo Nobel Contributed Facility, Solutia Contributed Facility or After-Acquired Facility (collectively "Construction
                                                            ------------
         Activities"), the Buyer Indemnified Persons shall provide reasonable
         ----------
         advance written notice to the relevant Indemnifying Party of any planned Construction Activities which would extend into the subsurface beyond the existing "footprint" of buildings and other structures upon the real property subject to this Section 9.6 and
                                                           -----------
         consult in good faith with the relevant Indemnifying Party with respect to the planning and implementation of any such Construction Activities;

                        (vii) no Indemnifying Party shall have any obligation to indemnify any Indemnified Party under this Section 9.6 for any
                                                       -----------
         Losses constituting costs of any remedial, removal or other response action taken in order to meet a more stringent cleanup standard (in comparison to the standard in effect as of the Closing Date) triggered by a change in land use from such use in effect as of the Closing Date. For avoidance of doubt, in connection with any remedial, removal or other response action required in connection with any such change in use, the Indemnifying Party shall be responsible for Losses to achieve the original standard and the Indemnified Party shall be responsible for incremental additional Losses, if any, necessary to achieve the more stringent standard; and

                        (viii) any claim for indemnification submitted under this Section 9.6 by an Indemnified Party to an Indemnifying Party
              -----------
         shall be in writing and shall specify in reasonable detail the facts upon which such claim is based.

Notwithstanding any provision of this Agreement to the contrary, the provisions of this Section 9.6 constitute the sole remedy of any Indemnified
                   -----------
Party against any Indemnifying Party regarding Losses, whether arising under statutory or common law, at law or at equity, relating to Environmental Laws (including CERCLA), any Release of Hazardous Materials or any offsite disposal or arrangement for disposal of Hazardous Materials (such Losses, "Environmental Liabilities"), and each Indemnified Person hereby waives all
 -------------------------
other rights or causes of action against the applicable Indemnifying Party with respect to Environmental Liabilities, including under any prior agreement among the parties hereto.

                     (e) Most Favored Nation Treatment. In the event that
                         -----------------------------
Solutia and/or its Affiliates, prior to the seventh (7th) anniversary of the Closing Date, enters into a transaction, or a series of transactions, to sell, transfer or otherwise dispose of any of the Equity Interests in any Company Entity (a "Company Divestiture"), and, in connection with such Company
           -------------------
Divestiture, the sellers of the Equity Interests or any of their respective Affiliates (the "Company Divestiture Sellers") agree to indemnify the buyer in
                 ---------------------------
such transaction and/or its affiliates (collectively, the "Company Divestiture
                                                           -------------------
Buyer") against Environmental Liabilities, and the indemnification obligations
-----
of the Company Divestiture Sellers with respect to such Environmental Liabilities as of the consummation of such Company Divestiture are narrower either in terms of (i) the survival period of such indemnification obligations or (ii) the cap on such obligations ((i) and (ii) above, together, the "Time and Dollar
                                                     ---------------
Limitations") then, effective as of the consummation of such transaction or
-----------
series of transactions, the corresponding indemnification obligations of the Akzo Nobel Entities pursuant to this Section 9.6 shall be deemed to have been
                                     -----------
automatically amended upon the consummation of such Company Divestiture to reflect any such narrower Time and Dollar Limitations, for the avoidance of doubt the parties agreeing that where a Time and Dollar Limitation applies on a limited basis to one or a class of facilities or issues such automatic amendment shall apply on a similarly limited basis. In addition, and without limiting the generality of the foregoing, if in connection with any Company Divestiture, the Company Divestiture Sellers agree to indemnify the Company Divestiture Buyer or any of their respective Affiliates against Environmental Liabilities and such indemnity is, with respect to the Solutia Contributed Facilities as a class, narrower with respect to Time and Dollar Limitations than the indemnity against Environmental Liabilities the Company Divestiture Sellers provide to the Company Divestiture Buyer or any of its Affiliates with respect to the Akzo Nobel Contributed Facilities as a class, then the corresponding indemnification obligations of the Akzo Nobel Entities pursuant to this Section 9.6 shall be deemed to have been automatically amended upon
        -----------
the consummation of such Company Divestiture to reflect any such narrower Time and Dollar Limitations, for the avoidance of doubt the parties agreeing that where a Time and Dollar Limitation applies on a limited basis to one or a class of Solutia Contributed Facilities or issues at Solutia Contributed Facilities, such automatic amendment shall apply on a similarly limited basis. Notwithstanding the foregoing, the terms of any indemnification against Environmental Liabilities provided by the Company Divestiture Sellers with respect to the site described on Schedule 9.6(b)(ii) shall not be taken into account in any determination of the breadth of the indemnification provided by the Company Divestiture Sellers for purposes of this Section 9.6(e).
                                                     --------------

                     (f) Exhaustion of Remedies. With respect to the Sete and
                         ----------------------
Nienburg Akzo Nobel Contributed Facilities and the Industriepark Nienburg GmbH After-Acquired Facilities, the Buyer Entities shall use their reasonable best efforts to pursue any contractual right or remedy that any Buyer Entity or Company Subsidiary may have against Solvay Deutschland GmbH or Kali-Chemie Aktiengesellschaft, as applicable, under any contract or agreement relating to such facilities and to maximize the amount of any recovery (including reasonable fees and expenses of counsel and experts) under any such contractual right or remedy. In pursuing such rights and remedies, the Buyer Entities will consult in good faith with, and reasonably incorporate the comments and input of, the Akzo Nobel Entities. Such rights and remedies shall be deemed to be exhausted (such exhaustion, an "Exhaustion of Solvay Remedies"
                                                -----------------------------
hereunder) upon the satisfaction by the Buyer Entities of their obligations set forth in the immediately preceding sentence and (i) the entry of a final order, judgment, decree or ruling of a court of competent jurisdiction or a binding ruling or determination of an arbitrator that no such right or remedy is available to the relevant Buyer Entity or Company Subsidiary, (ii) the receipt by a Buyer Entity or a Company Subsidiary of a Solvay Recovery or
(iii) a determination, after consulting in good faith with Akzo Nobel, by the Buyer Entities that no such right or remedy exists based upon the circumstances of a particular Loss or that Losses are not otherwise reasonably recoverable (including by virtue of the insolvency or dissolution of any relevant Person other than a Buyer Entity or a Company Subsidiary).

                  SECTION 9.7 PAYMENT. On each occasion that any Indemnified
                              -------
Party shall be entitled to indemnification or reimbursement under this Article
                                                                       -------
IX, the Indemnifying Party shall,
--
at each such time, promptly pay the amount of such indemnification or reimbursement. All claims for indemnification made by any Indemnified Party against Solutia under this Article IX during the pendency of the Chapter 11
                           ----------
Cases shall, to the extent due and payable, be treated as allowed administrative expense claims under Section 503(b)(1)(A) of the Bankruptcy Code and shall not be subject to discharge pursuant to Section 1141 of the Bankruptcy Code or otherwise.

                  SECTION 9.8 INVESTIGATION. No right to indemnification under
                              -------------
this Article IX or any other rights under this Agreement shall be limited or
     ----------
waived by reason of (i) any investigation or audit conducted before or after the Closing by any party hereto or (ii) the fact that such party knew or should have known of any inaccuracy or breach of any representation, warranty, agreement or covenant by the other party at any time, or the decision by such party to consummate the Closing. Notwithstanding anything to the contrary in this Agreement, (a) no investigation, inquiry or examination by the Buyer Entities or the Akzo Nobel Entities or their respective Representatives shall affect the representations, warranties and covenants of the other parties under this Agreement, (b) such representations, warranties and covenants shall not be affected or deemed waived by reason of the fact that the Buyer Entities or the Akzo Nobel Entities knew or should have known that any of the same is or might be inaccurate or breached in any respect, and (c) each of the Buyer Entities and Akzo Nobel Entities shall have the right, irrespective of any knowledge of or investigation by such party, to rely fully on the representations, warranties and covenants of the other parties contained in this Agreement.

                  SECTION 9.9 EXCLUSIVE REMEDY. Except as otherwise provided
                              ----------------
in Section 7.1(b), Section 7.10(c), Section 8.2(b), Section 10.17 or this
   -------------------------------                  -------------
Section 9.9 and notwithstanding anything to the contrary in any other
-----------
agreements between the parties hereto (including, with respect to the matters addressed in Section 9.6 only, any Continuing Affiliate Agreement and Services
             -----------
Agreement) the indemnification provided for in this Article IX, subject to the
                                                    ----------
limitations set forth herein, shall be the exclusive post-Closing remedy available to any party in connection with any Losses arising out of the matters set forth in this Agreement or the Transactions (including any such remedy arising under CERCLA or any other Environmental Laws as provided under
Section 9.6); provided, however, that nothing herein will limit in any way any
-----------   --------  -------
such party's remedies in respect of fraud, or intentional breach of a representation, warranty or covenant.

                                  ARTICLE X

                                 MISCELLANEOUS

                  SECTION 10.1 FEES AND EXPENSES. Except as otherwise provided
                               -----------------
in this Agreement, each of the parties hereto shall bear its own expenses in connection with the preparation and negotiation of this Agreement and the Transaction Documents and the consummation of the Transactions and the Transaction Documents. The notarial fees and costs and expenses relating to the notarial deed to be recorded in the Netherlands with respect to the Acquired Interests of Flexsys Holding will be paid fifty percent (50%) by the Buyer Entities and fifty percent (50%) by the Akzo Nobel Entities.

                  SECTION 10.2 GOVERNING LAW. This Agreement shall be
                               -------------
construed under and governed by the laws of the State of Delaware, without giving effect to any choice or conflict of laws provisions or rules that would cause the application of laws of any jurisdiction other than the State of Delaware.

                  SECTION 10.3 AMENDMENT. This Agreement may not be amended,
                               ---------
modified or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

                  SECTION 10.4 NO ASSIGNMENT. Neither this Agreement nor any
                               -------------
of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of Solutia, in the case of assignment by any Akzo Nobel Entity, of each Akzo Nobel Entity, in the case of assignment by Solutia, or of Solutia and each Akzo Nobel Entity, in the case of assignment by any Company Entity (it being understood that the consent of a Company Entity shall not be required for any assignment by any other party).

                  SECTION 10.5 WAIVER. Any of the terms or conditions of this
                               ------
Agreement which may be lawfully waived may be waived in writing at any time by each party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                  SECTION 10.6 NOTICES. Any notice, demand, or communication
                               -------
required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (a) personally delivered, (b) mailed by certified first class mail, prepaid with return receipt requested to the recipient at the address below indicated, (c) sent by a nationally recognized overnight courier service, to the recipient at the address below indicated or (d) delivered by facsimile to the recipient at the facsimile number below indicated, which is confirmed in writing by sending a copy of such facsimile to the recipient thereof pursuant to clause (a) or
(c) above:

                  If to the Akzo Nobel Entities:

                           Akzo Nobel N.V.
                           Velperweg 76, PO Box 9300
                           6800 SB Arnhem
                           The Netherlands
                           Attention:  General Counsel
                           011 31 26 366 3240 (facsimile)
                           011 31 26 366 2730 (telephone)

                           With a copy (which shall not constitute
                           ---------------------------------------
                           notice to the Akzo Nobel Entities) to:
                           -------------------------------------

                           Baker Botts L.L.P.
                           30 Rockefeller Plaza
                           New York, NY  10112-4998
                           Attention:   Lee D. Charles, Esq.
                                        Jonathan Gordon, Esq.
                           (212) 259-2505 (facsimile)
                           (212) 408-2500 (telephone)

                  If to any of the Buyer Entities:

                           Solutia Inc.
                           575 Maryville Centre Drive
                           P.O. Box 66760
                           St. Louis, Missouri 63166
                           Attention: General Counsel
                           (314) 674-8703 (facsimile)
                           (314) 674-5362 (telephone)

                           With a copy (which shall not constitute
                           ---------------------------------------
                           notice to the Buyer Entities) to:
                           --------------------------------

                           Kirkland & Ellis LLP
                           Citigroup Center
                           153 East 53rd Street
                           New York, NY  10022
                           Attention:   Thomas W. Christopher, Esq.
                                        Jeffrey Symons, Esq.
                           (212) 446-6460 (facsimile)
                           (212) 446-4800 (telephone)

                  If to the Company Entities prior to the Closing:

                           Flexsys Coordination Centre NV
                           Woluwedal Graden
                           Woluwedal 24/3 B-1932
                           Sint Stevens-Woluwe
                           Belgium
                           Attention:  General Counsel
                           011 32 0 2 714 33 95 (facsimile)
                           011 32 0 2 714 32 40 (telephone)

                           and with a copy to both the Akzo Nobel entities and
                           ---------------------------------------------------
                           Solutia as provided above (including copies to
                           ----------------------------------------------
                           their respective counsel),
                           ------------------------

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner. All such notices, demands, or communications shall be deemed to have been given and received on the date delivered by hand or facsimile (if received prior to 5:00 pm (local time of the recipient) on a Business Day (or otherwise on the next Business Day)), or if mailed, five (5) days after mailing (one (1) Business Day in the case of express mail or overnight courier service), except that any notice of a change of address shall be effective only upon actual receipt thereof.

                  SECTION 10.7 COMPLETE AGREEMENT. This Agreement, the
                               ------------------
Transaction Documents and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns (other than Solutia and its successors and permitted assigns). This Agreement shall be binding upon and shall inure to the benefit of Solutia and its successors and permitted assigns, subject to the Transaction Approval Order having been entered as a Final Order at the time of Closing.

                  SECTION 10.8 COUNTERPARTS. This Agreement may be executed in
                               ------------
one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  SECTION 10.9 PUBLICITY. Each of the parties hereto will
                               ---------
consult with each other and will mutually agree upon any publication or press release of any nature with respect to this Agreement or the Transactions and shall not issue any such publication or press release prior to such consultation and agreement except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any securities exchange regulation, in which case the party proposing to issue such publication or press release shall make all reasonable efforts to consult in good faith with the other party or parties before issuing any such publication or press release and shall provide a copy thereof to the other party or parties prior to such issuance.

                  SECTION 10.10 INTERPRETIVE PROVISIONS.
                                -----------------------

                     (a) Certain Definitions. As used in this Agreement, the
                         -------------------
following terms have the following meanings:

                  "Affiliate" means, with respect to any specified Person, any
                   ---------
other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided that for purposes of this Agreement, at any time prior to the
        --------
Closing, (i) none of the Akzo Nobel Entities or any of their respective Subsidiaries shall be deemed an Affiliate of Solutia, a Company Entity, or any of their respective Subsidiaries, (ii) none of Solutia, the Company Entities, or any of their respective Subsidiaries shall be deemed an Affiliate of any Akzo Nobel Entity or any Subsidiary of an Akzo Nobel Entity, and (iii) none of the Company Entities or Company Subsidiaries shall be deemed an Affiliate of Solutia, an Akzo Nobel Entity, or any of their respective Subsidiaries.

                  "Akzo Nobel Contributed Facilities" means the sites
                   ---------------------------------
contributed by Akzo Nobel and its Affiliates to the Company Entities and Company Subsidiaries pursuant to the Joint Venture Agreement, whether or not currently in operation.

                  "Approval Orders" means, collectively, the Transaction
                   ---------------
Approval Order and the DIP Approval Order.

                  "Bankruptcy  Code" means title 11 of the United  States Code,
                   ----------------
as  applicable  to the Chapter 11 Cases.

                  "Bankruptcy Court" means the United States Bankruptcy Court
                   ----------------
for the Southern District of New York, which has jurisdiction over the Chapter 11 Cases and, to the extent of the withdrawal of any reference under Section 157 of title 28 of the United States Code, the United States District Court for the Southern District of New York.

                  "Business Day" means a day, other than a Saturday or Sunday,
                   ------------
on which commercial banks in New York City are open for the general transaction of business.

                  "Cash" means the sum of cash, cash equivalents and liquid
                   ----
investments, plus all deposited but uncleared bank deposits and less all outstanding underdrawn checks of the Company Entities and the Company Subsidiaries.

                  "CERCLA" means the federal Comprehensive Environmental
                   ------
Response, Compensation and Liability Act, as amended as of the Closing Date.

                  "Chapter 11 Cases" means the chapter 11 cases pending for
                   ----------------
Solutia and certain of its Affiliates in the Bankruptcy Court.

                  "Chemetall Acquisition Costs" means all costs, expenses,
                   ---------------------------
fees and any amounts of the purchase price or any other consideration paid by a Company Entity or a Company Subsidiary prior to the Closing Date in connection with the acquisition by a Company Entity or a Company Subsidiary of certain customer lists, technologies and inventories of Chemetall GmbH and its Affiliates.

                  "Closing Date Cash Amount" means, with respect to any
                   ------------------------
Company Entity, the total amount of Cash (excluding any Cash received by such Company Entity and/or any of its Subsidiaries from the Akzo Nobel Entities or their Affiliates as payment for any Indebtedness, Underfunded Pension/OPEB Amount or Legacy Transaction Cost, if any) residing at such Company Entity and its Subsidiaries as of immediately prior to the Closing.

                  "Closing Date Indebtedness Amount" means, with respect to
                   --------------------------------
any Company Entity, the total amount of Company Indebtedness of such Company Entity and its Subsidiaries outstanding as of immediately prior to the Closing.

                  "Company Employees" means the present or former employees of
                   -----------------
any Company Entity or Company Subsidiary.

                  "Company Indebtedness" means for any Company Entity and its
                   --------------------
Subsidiaries the items of indebtedness specified on Schedule 1.4(a)(i) hereto.
                                                    ------------------

                  "Company Subsidiaries" means the direct and indirect
                   --------------------
Subsidiaries of the Company Entities.

                  "Company Transaction Costs" means the sum of (A) any amounts
                   -------------------------
paid by any Company Entity or Company Subsidiary prior to Closing for fees, costs or expenses (1) arising out of the DIP Financing Agreement, any other financing by Solutia or any financing by the Company Entities in connection with the Transactions and (2) incurred in connection with the Transactions, in each case, other than the Legacy Transaction Costs and any such fees, costs and expenses associated with the items set forth on Schedule 1.4(a)(iv)(A),
                                                    ----------------------
and (B) any Chemetall Acquisition Costs.

                  "Consent" means each governmental and other consent,
                   -------
approval, authorization, waiver, certificate, exemption, order, registration, declaration, clearance, filing or notice of, with or to any Person, or the expiration or termination of the waiting period under any Competition/Investment Law.

                  "Controlling Interest" means (i) the beneficial ownership by
                   --------------------
any Person or any group of Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor provisions thereto, of more than fifty percent (50%) of the aggregate voting power of all classes of voting securities of any company or business or (ii) or the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "DIP Approval Order" means an order from the Bankruptcy
                   ------------------
Court approving the Fifth Amendment to the DIP Financing Agreement for purposes of effecting the Solutia Financing Amount.

                  "DIP Financing Agreement" means that certain Financing
                   -----------------------
Agreement, dated as of January 16, 2004, as amended on March 1, 2004, July 20, 2004, June 1, 2005, March 14, 2006 and January 25, 2007, among Solutia and Solutia Business Enterprises, as borrowers, all of the Debtors (as defined in the Financing Agreement), as guarantors, Citicorp USA Inc., as administrative, collateral and documentation agent, and Citibank, N.A., as Issuer, and the lenders party thereto.

                  "Effective Time" means 11:59 P.M. Eastern Standard Time on
                   --------------
the Closing Date.


                  "Encumbrance" means any option, pledge, mortgage, security,
                   -----------
interest, lien, charge, claim, conditional sale agreement or other title retention agreement, lease, restriction on voting or transfer, preemptive right, right of first refusal, right of way, easement, conditions or other encumbrances or matters of title of any nature (including the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or Law of any jurisdiction).

                  "Environmental Laws" means all applicable Laws relating to
                   ------------------
pollution or protection of the environment (for the avoidance of doubt including any relating to workplace health or safety).

                  "Equity Interests" means (i) the shares of capital stock of
                   ----------------
a corporation, (ii) the general or limited partnership interests of any partnership, (iii) the membership or other ownership interest of any limited liability company, (iv) the equity securities of or other ownership interests of any other legal entity, or (v) any option, warrant or other right to convert into or otherwise receive any of the foregoing, in any such case, whether owned or held beneficially or legally.

                  "Field of Agreement" means the research, development,
                   ------------------
manufacture, marketing and sale of Rubber Chemicals, including the marketing and sale of Rubber Chemicals to customers outside the rubber industry. Notwithstanding the foregoing, the Field of Agreement shall not include (i) the development, manufacture, marketing or sale of any thermoplastic elastomer product or elastomer concentrate product or any product based on silicas and silicates, natural and synthetic clays, organically modified natural and synthetic clays, and cyclic and linear polysulphides being low molecular weight block-type copolymers (above 1000 MW) consisting of inorganic and organic blocks; (ii) the development, manufacture, marketing or sale of any product for herbicidal or other agricultural use; (iii) the development, manufacture, marketing or sale of carbon disulfide (CS2) and methylamines;
(iv) any process utilizing nucleophilic substitution for hydrogen technology for applications other than in Rubber Chemicals; (v) the development, manufacture, marketing or sale of white fillers and peroxides; (vi) any process utilizing homogeneous catalytic oxidative coupling of organic compounds by pure or diluted oxygen for applications other than in Rubber Chemicals; (vii) any process for the formation of an imide by the coupling of an amine and an anhydride in a solvent for applications other than in Rubber Chemicals; and (viii) any process for the production of CS2 derivatives utilizing a high-pressure tubular reactor system and purification by CS2 for applications other than in Rubber Chemicals.

                  "Final Order" means any order, the operation or effect of
                   -----------
which is not stayed, and for which the time to appeal or seek review or rehearing has expired, and as to which no appeal or petition for review or motion for rehearing, reconsideration or reargument has been taken or been made and is pending.

                  "Flexsys Change of Control" means (i) the acquisition by any
                   -------------------------
Person or any group of Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor provisions thereto, of beneficial ownership of at least 50% of the aggregate voting power of all classes of voting securities of any Company Entity, or (ii) the reorganization, merger or consolidation of any Company Entity with respect to which all of the Persons who were the respective beneficial owners of the voting securities of such Company Entity immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the aggregate voting power of all classes of voting securities of such Company Entity resulting from such reorganization, merger or consolidation.

                  "GAAP" means United States generally accepted accounting
                   ----
principles, consistently applied during the periods involved.

                  "Governing Documents" means with respect to any Person, such
                   -------------------
Person's certificate or articles of incorporation or formation (as applicable) and the by-laws or limited partnership or limited liability company agreement (as applicable) or any similar document or instrument.

                  "Governmental Authority" means any United States or foreign
                   ----------------------
federal, state, provincial or local government or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of any such government or political subdivision, and any supranational organization of sovereign states exercising such functions for such sovereign states.

                  "Hazardous Materials" means all materials, substances or
                   -------------------
wastes defined or regulated as "hazardous substances", "hazardous wastes," "pollutants," or "contaminants or any other term of similar meaning and effect under any Environmental Law in existence in the jurisdiction in which the event or condition requiring the application of this definition arises, and shall include, but not be limited to, petroleum (including crude oil or any fraction thereof), friable asbestos, and polychlorinated biphenyls.

                  "Incentive Plan" means the Long Term Benefit LTB Plan
                   --------------
maintained for the 2004-2006 performance period.

                  "Indebtedness" as applied to any Person, means, without
                   ------------
duplication, (i) all indebtedness for borrowed money, (ii) all obligations evidenced by a note, bond, debenture or similar instrument, (iii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP (and, with respect to the Company Entities and the Company Subsidiaries, applied on a consistent basis with their financial statements) and (iv) any obligation owed for all or any part of the deferred purchase price for the purchase of a business.

                  "Independent Pension Consultant" means a working group at
                   ------------------------------
Towers, Perrin, Forster & Crosby, Inc. that is mutually acceptable to Solutia and Akzo Nobel.

                  "Intellectual Property" means all (i) issued and pending
                   ---------------------
patents (including any extensions, continuations, divisions, reexaminations or reissues or equivalents or counterparts thereof), (ii) trade secrets, including inventions, discoveries, technology, processes, methods, formulas, compositions, and know-how, whether or not patented or patentable, (iii) trademarks, service marks, trade names, trade dress, slogans, logos and Internet domain names together with all goodwill associated therewith, (iv) copyrights and other copyrightable works, data, databases and computer software, and (v) all registrations and applications for registration of any of the foregoing.

                  "Intellectual Property Assignment Documents" means all
                   ------------------------------------------
instruments and other documents in forms that are acceptable to the Buyer Entities, sufficient to effectuate and record with the applicable Government Authorities the assignment of all of the Transferred Intellectual Property to the Company Entities, to the extent that the applicable Company Entities are not listed as owners of record of such Transferred Intellectual Property as of the date hereof.

                  "Intercompany Debt" means any Indebtedness owed by a Company
                   -----------------
Entity or any of its Subsidiaries to another Company Entity or any of such other Company Entity's Subsidiaries. The Intercompany Debt amount shall be determined as of the month-end preceding the preparation of the Initial Purchase Price Statement.

                  "Internal Revenue Code" means the Internal Revenue Code of
                   ---------------------
1986, as amended.

                  "Joint Venture Agreement" means that certain Joint Venture
                   -----------------------
Agreement, dated December 7, 1994, between Solutia, as assignee of Monsanto Company, and Akzo Nobel, as amended from time to time.

                  "Kashima Purchase Agreements" mean (i) that certain equity
                   ---------------------------
purchase agreement to be entered into by and between Akzo Nobel K.K. and Flexsys Japan K.K. concerning the purchase of all of the equity of Crystex Japan K.K. and (ii) that certain asset purchase agreement to be entered into by and between Akzo Nobel Kashima K.K. and Flexsys Japan K.K. concerning the purchase of all the assets relating to Akzo Nobel Kashima K.K.'s Crystex business.

                  "Law" means any order, injunction, judgment, ruling,
                   ---
constitution, treaty, statute, law, rule, regulation, code, decree or rule of common law.

                  "Legacy Transaction Costs" means the fees and expenses of
                   ------------------------
the Company Entities and Company Subsidiaries incurred in connection with (i) the attempted sale of all of the Equity Interests in the Company Entities to one or more Persons other than the Buyer Entities and (ii) the Transactions (other than the Company Transaction Costs), the categories of which are set forth on Schedule 1.4(a)(iv)(B) hereto.
         ----------------------

                  "Master Operating Agreement" means, collectively, the Master
                   --------------------------
Operating Agreement, effective as of January 1, 2005, between Solutia, as assignee of Monsanto Company, and Akzo Nobel, and all appendices, schedules, exhibits thereto and any other ancillary agreements, documents and instruments relating thereto.

                  "Material Adverse Effect" means any circumstance, event,
                   -----------------------
occurrence, state of affairs which, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, condition (financial or otherwise), results of operations, assets or liabilities of the Company Entities and the Company Subsidiaries, taken as a whole, except that a "Material Adverse Effect" does not include any effect caused by (i) events or occurrences affecting generally the United States or the global economy or the capital or financial markets, (ii) conditions in the industries in which the Company Entities and the Company Subsidiaries and their customers and suppliers conduct business, (iii) changes in Laws or GAAP, or in the authoritative interpretations thereof or in regulatory guidance related thereto, (iv) earthquakes or similar catastrophes, or acts of war sabotage, terrorism, hostilities, military action or any escalation or worsening thereof (other than actual, uninsured damage or casualty loss to the Company Entities or the Company Subsidiaries or their properties or assets), (v) the execution and delivery of this Agreement, the announcement thereof or the consummation of the Transactions, and (vi) any action taken by the Company Entities, Solutia or their respective Affiliates or agents; provided, however, that in
                                                  --------  -------
the case of clauses (i), (ii), (iii) and (iv) above, such circumstance, event, occurrence or state of affairs does not impact the Company Entities and Company Subsidiaries in a materially disproportionate fashion.

                  "Pension/OPEB Plans" means (i) the Flexsys Deferred
                   ------------------
Compensation Plan, (ii) the Flexsys America L.P. Salaried Employees Retirement Premium Reimbursement Plan, (iii) the Flexsys America L.P. Monongahela Hourly Employees Retirement Premium Reimbursement Plan, (iv) the UK Pension Plan, (v) the Belgian Solutia Pension Fund (Vereniging voor het pensioneplan van Solutia), (vi) the Belgian TCN Plan (AXA Groepsverzekering),
(vii) the German Solvay Plan (Versorgungsordnung Solvay Deutschland), (viii) the German Jubilee Plan (Dienstjubilaen), and (ix) the German Altersteilzeitgesetz (Tarifvertrag zur Forderung der Altersteilzeit) and (x) the Italian TFR Plan; provided, however, that only the portions of each plan
                      --------  -------
identified in items (i) through (x) above which provide benefits to (A) employees or retirees of the Company Entities or (B) Transferred Employees shall be considered a Pension/OPEB Plan for purposes of this Agreement.

                  "Person" means any individual, partnership, firm,
                   ------
corporation, association, trust, unincorporated organization, joint venture, limited liability company, Governmental Authority or other entity.

                  "Post-Closing Tax Period" means (i) all Taxable periods
                   -----------------------
commencing after the Closing Date and (ii) the portion of any Straddle Period beginning after the Closing Date.

                  "Post-Closing Tax Period Liabilities" means all Taxes (or
                   -----------------------------------
the liabilities arising from the non-payment thereof) of any Company Entity or Company Subsidiary for any Taxable period commencing after the Closing Date.

                  "Post-Closing Taxes" means (i) Post-Closing Tax Period
                   ------------------
Liabilities and (ii) Straddle Period Taxes allocable to any Post-Closing Tax Period.

                  "PPD2 Litigation" means any and all liabilities and
                   ---------------
obligations to the extent arising out of the Proceedings, claims, inquiries, hearings, trials and settlements identified on Schedule 7.16(b).
                                               ----------------

                  "Pre-Closing Tax Period" means (i) all Taxable periods
                   ----------------------
ending on or before the Closing Date and (ii) the portion of any Straddle Period up to and including the Closing Date.

                  "Pre-Closing Tax Period Liabilities" means all Taxes (or the
                   ----------------------------------
liabilities arising from the non-payment thereof) of any Company Entity or Company Subsidiary for any Taxable period ending on or before the Closing Date.

                  "Pre-Closing Taxes" means (i) Pre-Closing Tax Period
                   -----------------
Liabilities and (ii) Straddle Period Taxes allocable to any Pre-Closing Tax Period.

                  "Proceeding" means any suit, action, investigation or other
                   ----------
proceeding.

                  "Release" has the meaning provided in 42 U.S.C. Section
                   -------
9601(22).

                  "Remedial Actions" means all actions to (a) clean up,
                   ----------------
remove, treat or handle in any other way Hazardous Materials in the environment, (b) restore or reclaim the environment or natural resources, (c) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or the environment or (d) perform remedial investigations, feasibility studies, corrective actions, closures and postremedial or postclosure studies, investigations, operations, maintenance and monitoring on, about or in any property.

                  "Rubber Chemicals" means the products listed on Schedule
                   ----------------                               --------
10.10(a) and additives for natural and synthetic rubber which are intended to
--------
affect the processing (including mixing, shaping, curing or vulcanization) or the properties of the rubber, including vulcanization accelerators, ultra accelerators, prevulcanization inhibitors, post-vulcanization stabilizers, anti-reversion agents, antidegradants, reinforcing agents, bonding agents, antiozonants/antiflex agents, antiozonant/antiflexblends, antioxidants, insoluble sulfur, chemical intermediates 4-NDPA/PPD2 (4-nitrodiphenylamine), 4-ADPA (4-aminodiphenylamine), Sodium MBT (sodium mercaptobenzothiazole solution), TBA (tertiary butylamine), sodium dithio carbamates, and BTH (benzothiazole), and other chemical intermediates that may be marketed in the future exclusively or primarily to the rubber industry. For the avoidance of doubt, EPDM (ethylene propylene diene monomer) is not considered a synthetic rubber and organometallic catalysts and co-catalysts used in the manufacture of EPDM are not considered "Rubber Chemicals."

                  "Rubicon Litigation" means any and all liabilities and
                   ------------------
obligations to the extent arising out of the Proceedings, claims, inquiries, hearings, trials and settlements identified on Schedule 7.16(a).
                                               ----------------

                  "Services Agreements" means the agreements, documents,
                   -------------------
instruments and amendments that are to be entered into with respect to each facility listed on Schedule 7.12(c) to give effect to the on-going provision
                   ----------------
of services and products, or the leasing of space from, by an Akzo Nobel Entity or an Affiliate thereof to a Company Entity or a Company Subsidiary in accordance with Section 7.12.
                ------------

                  "Solutia Contributed Facilities" means the sites contributed
                   ------------------------------
by Solutia and its Affiliates to the Company Entities and Company Subsidiaries pursuant to the Joint Venture Agreement, whether or not currently in operation.

                  "Straddle Period" means any Taxable period that includes
                   ---------------
(but does not end on) the Closing Date.

                  "Straddle Period Taxes" means, with respect to any Straddle
                   ---------------------
Period (i) for any Taxes based on or measured by income or receipts, the amount of such Taxes as determined based on an interim closing of the books as of the close of business on the Closing Date and (ii) the amount of other Taxes the amount determined by multiplying the amount of such Tax for the entire Taxable period by a fraction, the numerator of which is the number of days in Pre-Closing Taxable Period or Post-Closing Taxable Period (as applicable) and the denominator of which is the total number of days in the Straddle Period.

                  "Subsidiary" means with respect to any Person, any
                   ----------
corporation, limited liability company, partnership, association, or other Person of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees (or similar Persons) thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other Person (other than a corporation), a majority of partnership or other similar ownership interests thereof having the power to govern or elect a majority of members of the applicable governing body of such entity is at the time owned or controlled, directly or indirectly, by that Person or one or more subsidiaries of that Person or a combination thereof; and the term "Subsidiary" shall include all subsidiaries of such subsidiary.

                  "Tax" or "Taxes" means all (i) United States federal, state
                   ---      -----
or local or non-United States taxes, assessments, charges, duties, levies or other similar governmental charges of any nature, including all income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, stamp duty reserve, license, payroll, withholding, ad valorem, value added, alternative minimum, environmental, customs, social security (or similar), unemployment, sick pay, disability, registration and other taxes, assessments, charges, duties, fees, levies or other similar governmental charges of any kind whatsoever, whether disputed or not, together with all estimated taxes, deficiency assessments, additions to tax, penalties and interest; and (ii) any liability for the payment of any amount of a type described in clause (i) arising as a result of being or having been a member of any consolidated, combined, unitary or other group or being or having been included or required to be included in any Tax Return related thereto.

                  "Tax Return" means any return, report or statement or other
                   ----------
filing required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto or amendment thereof.

                  "Termination Agreement" means the agreement to be entered
                   ---------------------
into between Solutia and Akzo Nobel regarding the termination of the Joint Venture Agreement at Closing.

                  "Transaction Approval Order" means an order from the
                   --------------------------
Bankruptcy Court approving the Transactions.

                  "Transaction Documents" means (i) with respect to the
                   ---------------------
Acquired Interests, such instruments of sale, conveyance, transfer and assignment (including a notarial deed to be recorded in the Netherlands by a notary public with respect to the Acquired Interests of Flexsys Holding), and such other agreements or documents, if any, in each case in form and substance reasonably satisfactory to the Sellers and the Company Entities, as shall be necessary in order to transfer all right, title and interest of the Sellers in the Acquired Interests in accordance with the terms hereof, (ii) the Transition Services Agreement, (iii) the Disentanglement Transaction Documents, (iv) the Intellectual Property Assignment Documents and (v) the Termination Agreement.

                  "Transactions" means the transactions contemplated by this
                   ------------
Agreement and the Transaction Documents.

                  "Transferred Employees" means employees who are employed by
                   ---------------------
any of the Akzo Nobel Entities as of the date of this Agreement and who become employees of any of the Company Entities or Company Subsidiaries in connection with the Transactions and any Transaction Documents.

                  "Transferred Intellectual Property" means all worldwide
                   ---------------------------------
right, title and interest in and to all Intellectual Property that has been conveyed, assigned or otherwise transferred by any of the Akzo Nobel Entities or any of their Affiliates to any of the Company Entities or Company Subsidiaries pursuant to (i) the Joint Venture Agreement, or (ii) any other written agreement between any Akzo Nobel Entity or an Affiliate thereof and any Company Entity or Company Subsidiary, which as of the date of this Agreement is on record with the applicable Governmental Authorities as owned by an Akzo Nobel Entity and/or an Affiliate of an Akzo Nobel Entity for which title will need to be updated pursuant to the Intellectual Property Assignment Documents required to be delivered by the Akzo Nobel Entities pursuant to Section 1.3(b)(i) and/or
                                                    -----------------
Section 7.17 to reflect the applicable Company Entity and/or Company
------------
Subsidiary as owner of record, including the items set forth on Schedule 7.17.
                                                                -------------

                  "Transition Services Agreement" means the Transition
                   -----------------------------
Services Agreement, to be entered into by and the among ANC, ANCI and the Company Entities at or prior to the Closing.

                  "Treasury Regulations" means the Treasury Regulations
                   --------------------
promulgated under the Internal Revenue Code.

                  "UK Pension Plan" means the Flexsys Rubber Chemicals Limited
                   ---------------
Retirement Benefits Scheme.

                  "Underfunded Pension/OPEB Amount" means, (A) with respect to
                   -------------------------------
each Pension/OPEB Plan other than the UK Pension Plan, the excess, if any, of the aggregate value of the benefits accrued under such Pension/OPEB Plan as of the Closing Date, over the fair value, determined as of the Closing Date, of assets held in segregated trusts, escrow accounts, rabbi trusts, insurance contracts or other funding mechanisms trust or escrow account established or maintained by any Company Entity or any Company Subsidiary exclusively for the purpose of funding the liabilities under such Pension/OPEB Plan, and (B) with respect to the UK Pension Plan, an amount equal to the aggregate liability that the Company Entities and Company Subsidiaries participating in the UK Pension Plan as determined by the Independent Pension Consultant in accordance with the relevant assumptions set forth on Schedule 7.6(c) hereto.
                                           ---------------

                     (b) Interpretive Provisions. The words "hereof," "herein"
                         -----------------------
and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole (including any Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and all Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words "include," "includes" and "including" will be deemed to be followed by the phrase "without limitation." The word "if" means "if and only if." The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to "dollars" or "$" will be deemed references to the lawful money of the United States of America. Matters reflected on any Schedule to this Agreement are not necessarily limited to matters required by the Agreement to be reflected therein. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar informational nature. Any disclosure of a fact or circumstance on a Schedule shall not establish, or constitute an admission of, the materiality of such fact or such circumstance or such fact's or circumstance's consequence or relevance to any determination of materiality, to any determination regarding materiality or a determination with respect to whether or not an action constitutes an action taken in the ordinary course of business of any Person. Headings (other than numerical references to sections and subsections of the Agreement) have been inserted in some of the Schedules for convenience of reference only, and such headings shall not have the effect of amending or changing the express description of the Schedule as set forth in the Agreement. If any individual Schedule to this Agreement discloses an item or information in such a way as to make its relevance to the information called for by another Schedule readily apparent, that item or information shall be deemed to have been included in such other Schedule, notwithstanding the omission of an appropriate cross-reference to such Schedule.

                     (c) Computation of Time. In computing any period of time
                         -------------------
prescribed or allowed with respect to any provision of this Agreement that relates to the Chapter 11 Cases (including any provision that refers to the Approval Order), Rule 9006(a) of the Federal Rules of Bankruptcy Procedure shall apply.

                  SECTION 10.11 HEADINGS. The headings contained in this
                                --------
Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 10.12 SEVERABILITY. Any provision of this Agreement
                                ------------
which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

                  SECTION 10.13 NO THIRD PARTY BENEFICIARIES. Nothing herein,
                                ----------------------------
expressed or implied, is intended or shall be construed to confer upon or give to any Person (other than the parties hereto, their respective permitted successors or assigns and any Buyer Indemnified Persons and Seller Indemnified Persons) any legal, equitable or other rights or remedies under or by reason of any provision of this Agreement.

                  SECTION 10.14 DISPUTE RESOLUTION. The parties hereto shall,
                                ------------------
and shall cause their respective Affiliates to, resolve any dispute, controversy or claim whatsoever between the Akzo Nobel Entities, on the one hand, and the Buyer Entities, on the other hand, arising out of or in connection with this Agreement, the Transaction Documents, the Transactions (a "Dispute") in accordance with the following procedures:
 -------

                     (a) Within thirty (30) Business Days after any party has served written notice on the other parties pursuant to Section 10.6 setting
                                                       ------------
forth in reasonable detail the nature of the Dispute, such Dispute shall be submitted to mediation under the supervision of and in accordance with the Model Mediation Procedure of the Centre for Effective Dispute Resolution (the "Model Procedure") as in effect on the date hereof. The language of the
 ---------------
mediation shall be English. Any foreign language documents presented during the mediation shall be accompanied by an English translation. The mediation shall take place in New York, New York. Notwithstanding anything contained in this Agreement, any Transaction Document or the Model Procedure to the contrary, in no event will any party be obligated to participate in any mediation for more than thirty (30) calendar days.

                     (b) If a party to a mediation commenced pursuant to
Section 10.14(a) desires to seek other binding resolution outside of such
----------------
mediation, then such party, in accordance with the procedural rules of such mediation, may only seek to have such Dispute finally and exclusively settled by arbitration under the rules of the London Court of International Arbitration as in effect on the date hereof by one arbitrator appointed in accordance with said rules. The place of the arbitration shall be New York, New York, and the language of the arbitration shall be English. By agreeing to arbitration of any Dispute in accordance with this Section
                                                               -------
10.14(b), the parties hereto irrevocably waive their right to any form of
--------
appeal, review or recourse to any state court or other judicial authority with respect to such Dispute, insofar as such waiver may be validly made.

                     (c) Any discovery of documents shall be on the basis of and in accordance with the 1999 International Bar Association Rules on the taking of evidence in international commercial arbitration.

                     (d) Notwithstanding anything to the contrary in any of the Transaction Documents or documents delivered pursuant thereto, the parties hereto hereby agree that any and all disputes arising out of or in connection with the Transaction Documents and such documents shall be settled exclusively on the basis of the procedure set forth in this Section 10.14; provided that
                                                -------------  --------
(i) any party may seek equitable relief from a court of competent jurisdiction with respect to any Dispute or as provided in Section 10.17 to which such
                                              -------------
other party may otherwise be entitled to under this Agreement, and (ii) this
Section 10.14 shall not limit the ability of any party to resort, apply to, or
-------------
file any motion or other pleading with, the Bankruptcy Court in connection with any Dispute arising out of or relating to the Approval Order.

                     (e) Each party hereto does, and shall cause its relevant Affiliates to, irrevocably submit to the non-exclusive jurisdiction of any State or Federal court located within the area encompassed by the Southern District of the State of New York (including the Bankruptcy Courts thereof) to support and assist the arbitration process pursuant to Section 10.14(b),
                                                       ----------------
including if necessary the grant of interlocutory relief pending the outcome of that process.

                  SECTION 10.15 CONSENT TO JURISDICTION. THE PARTIES HERETO
                                -----------------------
HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE AREA ENCOMPASSED BY THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK (INCLUDING THE BANKRUPTCY COURTS THEREOF) AND IRREVOCABLY AGREE THAT ANY AND ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT THAT ARE NOT SUBJECT TO THE PROCEDURES SET FORTH IN SECTION 10.14 SHALL BE
                                               -------------
LITIGATED IN SUCH COURTS. THE PARTIES HERETO EACH ACCEPT FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

                  SECTION 10.16 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT
                                --------------------
PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM

RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE PARTIES HERETO ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS TRANSACTION, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                  SECTION 10.17 SPECIFIC ENFORCEMENT. Each party acknowledges
                                --------------------
and agrees that the other party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any Akzo Nobel Entities or Buyer Entities could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which any party may be entitled under this Agreement, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

                          **SIGNATURE PAGE FOLLOWS**

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by its duly authorized officer, in each case as of the day and year first above written.
                                     AKZO NOBEL N.V.

                                     By:
                                        -------------------------------
                                     Name:
                                     Title:


                                     By:
                                        -------------------------------
                                     Name:
                                     Title:


                                     AKZO NOBEL CHEMICALS INTERNATIONAL B.V.

                                     By:
                                        -------------------------------
                                     Name:
                                     Title:


                                     By:
                                        -------------------------------
                                     Name:
                                     Title:


                                     AKZO NOBEL CHEMICALS INC.

                                     By:
                                        -------------------------------
                                     Name:
                                     Title:


                                     By:
                                        -------------------------------
                                     Name:
                                     Title:

                                     FLEXSYS HOLDING B.V.

                                     By:
                                     ----------------------------------
                                     Name:
                                     Title:


                                     By:
                                     ----------------------------------
                                     Name:
                                     Title:


                                     FLEXSYS AMERICA LP

                                     BY: FLEXSYS AMERICA CO.,
                                     ITS GENERAL PARTNER

                                     By:
                                     ----------------------------------
                                     Name:
                                     Title:


                                     FLEXSYS RUBBER CHEMICALS LTD.

                                     By:
                                     ----------------------------------
                                     Name:
                                     Title:


                                     SOLUTIA INC.

                                     By:
                                     ----------------------------------
                                     Name:
                                     Title: